UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

HUBBELL INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2023
Annual Meeting
of Shareholders

Your proxy is being solicited for the Annual Meeting of Shareholders (the “Annual Meeting”) of Hubbell Incorporated (“Hubbell” or the “Company”), or any adjournment, continuation, or postponement of the Annual Meeting, on behalf of the Board of Directors of the Company (the “Board”). Hubbell pays the cost of soliciting your proxy. On March 20, 2023, we mailed a Notice of the Internet Availability of Proxy Materials to all shareholders of record advising that they could view all of the proxy materials (Proxy Statement, Proxy Card and Annual Report on Form 10-K) online at www.proxyvote.com free of charge, or request in writing a paper or email copy of the proxy materials free of charge. We encourage all shareholders to access their proxy materials online to reduce the environmental impact and cost of our proxy solicitation. You may request a paper or email copy of the materials using any of the following methods:

•	By Internet: Go to www.proxyvote.com
•	By Phone: 1-800-579-1639
•	By Email: sendmaterial@proxyvote.com

How To Vote

Your vote is important. Please vote as soon as possible by one of the methods shown below. Make sure to have your proxy card, voting instruction form, or notice of Internet availability in hand and follow the instructions.

BY TELEPHONE You can vote your shares toll-free by calling 1-800-690-6903.

ONLINE You can vote your shares online at proxyvote.com.

BY MAIL If you have requested a paper copy of the proxy materials, complete, sign, date and return your proxy card in the prepaid envelope.

IN PERSON

Shareholders who attend the Annual Meeting may request a ballot and vote in person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or record holder and present it to the inspectors of election with your ballot to be able to vote at the meeting.

BY SCANNING You can vote your shares online by scanning the QR code on your proxy card. You will need the 16-digit control number on your proxy card.
MEETING INFORMATION Date and Time Tuesday, May 2, 2023 at 9:00 a.m. Location Hubbell Incorporated 40 Waterview Drive, Shelton, CT 06484 Record Date March 3, 2023

You may revoke your proxy at any time prior to its use by any of the following methods:

•	Delivering to the Secretary of the Company written instructions revoking your proxy;
•	Delivering an executed proxy bearing a later date than your prior voted proxy; or
•	If you voted by Internet or telephone, by recording a different vote on the Internet website or by telephone.

If you hold your shares in street name, you must follow the instructions of your broker, bank, or other nominee to revoke your voting instructions.

Items of Business

PROPOSAL 1

Election of 9 directors.

PROPOSAL 2

Say on Pay: advisory vote on the compensation of the named executive officers.

PROPOSAL 3

Say When on Pay: advisory vote on the frequency with which named executive officer compensation will be subject to a shareholder vote.

PROPOSAL 4

Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023.

In addition, any other business properly presented may be acted upon at the meeting.

Record Date

If you were a shareholder of record at the close of business on March 3, 2023, you will be entitled to notice and to vote at the Annual Meeting.

By order of the Board,

Katherine A. Lane

Senior Vice President, General Counsel and Secretary

March 20, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2023.

This Notice of Annual Meeting and Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended 2022 are available at www.proxyvote.com. Have your Notice of the Internet Availability of Proxy Materials or proxy card in hand when you go to the website.

WHAT’S NEW
Conducted an enterprise-wide employee survey	5
Increased restrictions on the number of public company Boards on which Directors may serve	23
Implemented proxy access	24
Set new sustainability targets on GHG, water and waste	27

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Proxy Summary

This Proxy Summary highlights selected information contained in this Proxy Statement. It does not contain all the information that you should consider to determine your vote. You should read the entire Proxy Statement carefully before voting.

Annual Shareholders Meeting

DATE: May 2, 2023

TIME: 9:00 a.m.

MEETING AGENDA: The meeting will cover the proposals listed under voting matters and vote recommendations below, and any other business that may properly come before the meeting.

PLACE: Hubbell Incorporated,
40 Waterview Drive, Shelton, CT 06484

RECORD DATE: March 3, 2023

MAILING DATE: This Proxy Statement was first mailed to shareholders on or about March 20, 2023.

VOTING: Shareholders as of the record date are entitled to vote. Each share of Common Stock of Hubbell Incorporated (the “Company’’) is entitled to one vote for each director nominee and one vote for each of the proposals.

Voting Matters and Vote Recommendations

A quorum is required to transact business at the Annual Meeting. The presence of the holders of Common Stock, in person or by proxy, representing a majority of the voting power of the Company’s outstanding shares constitutes a quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present for quorum purposes.

Proposal	Board’s Voting Recommendation	Page
Proposal 1 – Election of Directors	FOR each Nominee	10
Proposal 2 – Advisory vote to approve Named Executive Officer compensation (“Say on Pay” vote)	FOR	32
Proposal 3 – Advisory vote to approve the frequency with which Named Executive Officer compensation will be subject to a shareholder vote (“Say When on Pay” vote)	FOR One (1) Year	33
Proposal 4 – Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2023	FOR	72

The Company does not intend to present any business at the Annual Meeting other than the items described in the Proxy Statement and has no information that others will do so. The proxies appointed by our Board of Directors (and named on your Proxy Card) will vote all shares as the Board recommends above unless you instruct otherwise when you vote. If a matter not described in this Proxy Statement is properly presented at the Annual Meeting, the named proxies will have the discretion to vote your shares in their judgment.

Our Vision and Values

Hubbell is a global manufacturer of high quality, reliable electrical and utility solutions for a broad range of customer and end market applications in the Electrical Solutions and Utility Solutions segments. Hubbell is committed to doing business in ways that are principled, transparent, and accountable to our shareholders. We believe doing so generates long-term value.

Our Vision is to be an exceptional supplier, a valued investment, and a rewarding employer. Our commitment is underscored by the four pillars that guide us as a company.

SERVE OUR CUSTOMERS	OPERATE WITH DISCIPLINE	GROW THE ENTERPRISE	DEVELOP OUR PEOPLE

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2022 Performance Highlights

We delivered on our commitments to shareholders.

We measure our progress not only in terms of our financial accomplishments, but in the best interests of our shareholders, suppliers, customers, employees, and the communities in which we operate.

Performance Summary(1)

(1)	The performance summary represents the results of continuing operations. See Note 2 in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 9, 2023 for further details.
(2)	Adjusted diluted earnings per share and free cash flow are non-GAAP financial measures. A reconciliation to the comparable GAAP financial measures can be found in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 9, 2023.

We executed a disciplined plan of capital deployment.

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Portfolio

Successful execution of portfolio management to create higher growth and margin characteristics for Hubbell.

As important as it is for Hubbell to grow our enterprise, we also recognize the importance of portfolio management and critically reviewing any businesses that may no longer be core to Hubbell’s strategy. In 2022, Hubbell completed the sale of its commercial and industrial (“C&I”) lighting business in its Electrical Solutions segment, which disposition closed on February 1, 2022. The sale of the C&I lighting business had a cash sale price of $350 million, subject to customary adjustments with respect to working capital and net indebtedness. Hubbell continued its focus on growth by then closing on three (3) acquisitions in 2022.

PCX	Ripley Tools	REF Automation

Designer and manufacturer of factory built modular power solutions for the data center market. This business is now part of our Electrical Solutions segment.	Manufacturer of cable and fiber prep tools and test equipment for the electrical, utility and communications markets. This business is now part of our Utility Solutions segment.	Designer and manufacturer of electrical power components. This business is now part of our Electrical Solutions segment.

Develop our People

Hubbell continues to focus on its employees through engagement and development.

In 2022, Hubbell conducted an enterprise-wide employee survey, the Elevate Employee Experience Survey, to better understand the voices of our over 16,000 employees worldwide. Elevate was the largest survey ever conducted by the Company and over 80% of Hubbell’s employees responded, providing insights at the site, function and enterprise levels that the Company is translating into action plans. The survey results provided details on how employees feel about the Company, their careers, and various opportunities for Hubbell to better connect employees to Hubbell’s vision and purpose. Hubbell plans to conduct such employee engagement surveys annually going forward.

To show appreciation for our employees’ efforts to continue to serve our customers and deliver throughout challenging supply chain environments, we provided our employees around the world with a Global Recharge Day, our second one ever. This paid day off for all employees in October of 2022 allowed our employees time to relax, refresh and recharge, and was also an opportunity for our Company to reinforce the importance of time away from work and the importance of mental health and wellness to Hubbell.

Sustainability

COMMITMENT TO ENVIRONMENTAL, SOCIAL AND GOVERNANACE (“ESG”)

Hubbell publishes an annual sustainability report (available at www.hubbell.com) that details Hubbell’s commitments to sustainability, human capital management, compliance and ethics.

The report reflects our dedication to building a cohesive ESG strategy intended to drive long-term value and accountability through meaningful progress and transparent and credible disclosures. Explore the 2023 Sustainability Report(1) (available at www.hubbell.com), to learn more about our sustainability aspirations and accomplishments.

RECOGNIZED AS ONE OF THE 2023 WORLD’S MOST ETHICAL COMPANIES

Hubbell was recognized by the Ethisphere Institute as one of the 2023 World’s Most Ethical Companies. This was the third year in a row Hubbell has been named to this list and it reflects the Company’s and our employee’s commitment to compliance and sustaining an ethical culture.

See additional details on pages 26-28.
(1)	The information within the 2023 Sustainability Report (available at www.hubbell.com), and any other information on the Company’s sustainability webpage that Hubbell may refer to herein is not incorporated by reference into and does not form any part of this Proxy Statement. Any targets or goals discussed in our sustainability disclosures and within this Proxy Statement may be aspirational, and as such, no guarantees or promises are made that these goals will be met. Furthermore, statistics and metrics disclosed in this Proxy Statement, our sustainability reports, and Hubbell’s sustainability webpage are estimates and may be based on assumptions. We are under no obligation to update such information.

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Proposal 1	Election of 9 Directors	See pages 10-17 for further information.

THE BOARD RECOMMENDS A VOTE  FOR EACH NOMINEE FOR A ONE-YEAR TERM.

The following table provides summary information about each of the nine Director nominees. Each Director is elected annually by a plurality of votes cast. Existing committee assignments of the Directors are described below. Each nominee is a current Director of the Company and possesses the qualifications and experience recommended by the Nominating and Corporate Governance Committee, and is approved by our Board to serve as a Director.

Our Director Nominees

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Proposal 2	Say on Pay: advisory vote to approve the compensation of the named executive officers.	See page 32 for further information.

THE BOARD RECOMMENDS A VOTE  FOR THIS PROPOSAL.

Proposal 3	Say When on Pay: advisory vote on the frequency of the shareholder vote on executive compensation.	See page 33 for further information.

THE BOARD RECOMMENDS A VOTE  FOR ONE YEAR ON THIS PROPOSAL.

Executive Compensation Highlights

Compensation Philosophy

Hubbell’s compensation program is designed to achieve the following pay for performance objectives:

Align executive pay to our Company performance and drive our business strategy.
Attract and retain key talent.
Align the interests of executives with our shareholders with effective pay for performance.
Deliver competitive and fair compensation.

Elements of Compensation

Hubbell compensated its named executive officers (“NEOs”) using the following elements for total direct compensation in 2022:

Target Compensation Mix
Targeted at 50th percentile of peers	Element	Description	CEO	Other NEOs
	Salary	A competitive level of cash is provided to attract and retain executive talent.
	Annual Cash Incentive	Amounts awarded based on achievements with respect to the Company’s financial goals and individual performance against strategic objectives.
	Long-Term Equity Incentive	A mix of equity awards designed to drive Hubbell’s performance and align executives’ interests with shareholders. 75% of equity awards are performance-based.
’

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Short and Long-Term Incentives

Short-Term Incentive (“STI”) Design

The NEOs (including our CEO) had a short-term incentive award design in 2022 that was based 80% on the financial performance of Hubbell and 20% on their individual contributions to Hubbell’s objectives. This design further prioritizes and appropriately rewards performance on critical metrics including inclusion and diversity, sustainability / ESG, innovation and acquisitions. This also ensures greater alignment with all the NEOs’ performance assessments, that already have a portion of their bonus (20%) focused on strategic initiatives.

Long-Term Incentive (“LTI”) Design

The following design of our long-term incentive award program reflects a strong performance-based orientation.

Performance Share Metrics

In 2022, the Compensation Committee decided to change the operating profit margin metric to adjusted operating profit margin(1) to further align across incentive plans and to tie incentive targets to the underlying performance of our business. Performance share grants are comprised of three weighted metrics as described below.

METRIC	2022 Weighting

Relative Sales Growth	34%	Drives growth initiatives, including organic growth, new product development, innovation, and acquisition performance.

Adjusted Operating Profit Margin(1)	33%	Focuses NEOs on margin expansion and productivity, while executing operational objectives including footprint optimization and product rationalization.

Relative TSR	33%	Ensures pay is aligned to shareholder interests.

Specific details on these metrics may be found on page 47 in the Compensation Discussion & Analysis section.

Our compensation program is designed around pay for performance, informed by our shareholder engagement.
(1)	Adjusted earnings per share, adjusted operating profit margin, and free cash flow are non-GAAP financial measures. A reconciliation to the comparable GAAP financial measures can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 9, 2023.

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Shareholder Engagement

Hubbell’s 2022 advisory Say on Pay vote on executive compensation resulted in over 96% of the votes cast in favor of the Company’s executive compensation program, consistent with votes we have previously received on Say on Pay, which averaged approximately 92% support for the last 10 years. The Board of Directors and Hubbell’s management team continue to focus on shareholders’ perspectives on our compensation programs and pay for performance philosophy and engage in a robust program of shareholder outreach. In the fall of 2022, Hubbell reached out to our top 30 shareholders (representing approximately 70% of Hubbell’s share ownership) as part of its annual governance, compensation and proxy engagement sessions. As a result of such conversations, Hubbell decided to adopt a cadence of issuing our sustainability report consistent with the timing of the publication of our proxy statement.

The Company also regularly engages with its shareholders over the course of a year on diverse topics such as financial performance, compensation, corporate governance and ESG (including climate change and human capital management). Hubbell hosted an in-person Investor Day in New York City in June, 2022. We are committed to not just continued engagement with our shareholders, but to reviewing and applying the feedback received, and have consistently modified our pay and ESG programs based on the feedback provided in these sessions. Hubbell management routinely reports out to the Board and specific Board committees on the substance and nature of its shareholder communications.

Proposal 4	Ratification of the selection of Pricewaterhouse Coopers LLP as the Independent Registered Public Accounting Firm for 2023.	See pages 72-74 for further information.

THE BOARD RECOMMENDS A VOTE  FOR THIS PROPOSAL.

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Proposal 1 Election of Directors

The Board has fixed the number of Directors who shall be elected by the shareholders at the 2023 Annual Meeting at 9.

Each Director nominee possesses the appropriate qualifications and experience for membership on the Board of Directors.

Director Qualifications and Experience

The Nominating and Corporate Governance Committee (“NCGC”) works with the Board at least annually to determine the appropriate characteristics, skills and experience for the Board and its individual members to properly oversee the interests of the Company and its shareholders.

The NCGC recommends candidates for Board membership using the selection criteria outlined in the Corporate Governance Guidelines (the “Guidelines”) and other factors it deems necessary to fulfill its objectives. Candidates are evaluated on the basis of their individual qualifications and experience and in the context of the Board as a whole. The NCGC considers diversity when creating the pool of candidates from which it selects potential Director nominees. Such diversity includes gender, race and ethnicity. The objective is to assemble a diverse Board that can best facilitate the success of the business and represent shareholder interests through the exercise of sound judgment. The NCGC has commenced a search for a new member of the Board of Directors and is focused on candidates who will bring additional gender, racial and/or ethnic diversity to the Board.

Below is a list of certain of the qualifications and experiences sought by the NCGC in recommending candidates for nomination to the Board:

•	Ability to make independent analytical inquiries	•	Corporate governance experience

•	Marketing, finance, operations, manufacturing or other relevant public company experience	•	Experience as a current or former public company officer

•	Financial literacy	•	Experience in the Company’s industry

•	Professional background and leadership experience	•	Public company board service

•	Education	•	Academic expertise in areas of the Company’s operations

In determining whether to recommend a current Director for re-election, the NCGC will also consider past attendance at meetings, service on other boards and participation in and contribution to Board activities.

Each Director nominee possesses the appropriate qualifications and experience for membership on the Board of Directors. As a result, the Board is comprised of individuals with strong and unique backgrounds, giving the Board competence and experience in a wide variety of areas to serve the interests of the Company and its shareholders.

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The Board is committed to refreshment and selection of talented candidates.

Commitment to Board Integrity, Diversity and Independence

In addition to ensuring that our Director nominees possess the requisite skills and qualifications, the NCGC places an emphasis on ensuring that the nominees demonstrate the right leadership traits, personality, work ethic, independence, and diversity of skills and experiences to align with our performance culture and our long-term strategic vision. Specifically, these criteria include:

•	Exemplification of the highest standards of personal and professional integrity	•	Ability to devote sufficient time to performing their Board and committee duties	•	Willingness to constructively challenge management through active participation in Board and committee meetings

•	Potential contribution to the diversity and culture of the Board	•	Independence from management	•	Subject matter expertise

As noted previously, the NCGC has commenced a search for a new member of the Board of Directors and is focused on candidates who will bring additional gender, racial and/or ethnic diversity to the Board.

The Board nominated nine candidates for election as Directors.

Nomination and Election Process

Hubbell’s Directors are elected at each Annual Meeting of Shareholders and hold office for one-year terms or until their successors are duly elected and qualified. The Board of Directors nominated nine candidates for election as Directors. In the event that any of the nominees for Director should become unavailable, it is intended that the shares represented by the proxies will be voted for any substitutes nominated by the Board of Directors, unless the number of Directors constituting the full Board is reduced.

In searching for qualified Director candidates for election to the Board and to fill vacancies on the Board, the Board may solicit current Directors or members of executive management for the names of potentially qualified candidates, consult with outside advisors, retain a Director search firm or consider nominees suggested by shareholders. All Director candidates, including any Director candidates recommended by shareholders, are reviewed, and evaluated by the NCGC in relation to the specific qualifications and experience sought by the Board for membership (as discussed in the “Director Qualifications and Experience” section on page 10), and the Board’s needs at that time. A candidate whose qualifications and experience align with this criteria is then interviewed by members of the NCGC, other Board members and executive management to further assess the candidate’s qualifications and experience and determine if the candidate would be an appropriate fit. Candidates may be asked to submit additional information to support their potential nomination and references may be requested. If the Board approves of the NCGC’s recommendation, the candidate is then nominated for election by the Company’s shareholders or appointed by the Board to fill a vacancy, as applicable.

Any shareholder who intends to recommend a candidate to the NCGC for consideration as a Director nominee should timely deliver written notice, which must include the same information requested by Article I, Section 11(A)(2) of our By-Laws, to the Secretary of the Company. In addition, the new proxy access provisions in our By-Laws provide that a shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s outstanding Common Stock continuously for at least three years, may nominate director nominees constituting up to the greater of two (2) or twenty percent (20%) of the number of Directors serving on the Board for inclusion in our annual meeting proxy materials. Nominating shareholders and nominees must satisfy the requirements set forth in our By-Laws. See the “Shareholder Proposals and Nominations for Director” section on page 77 for additional details regarding shareholder nominations.

Directors are elected by plurality vote. Plurality means that the nominees who receive the most votes cast “FOR” their election are elected as Directors. Votes withheld and broker non-votes will not affect the election of Directors. Pursuant to the terms of our Director Resignation Policy, any Director in an uncontested election who receives more votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation to the Board. See page 23 for additional details on the Director Resignation Policy. Broker discretionary voting is not allowed, so if your shares are held by a broker and you have not instructed the broker how to vote, your shares will not be voted with respect to Proposal 1.

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THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES FOR A ONE-YEAR TERM.

All of the nominees are current Directors previously elected by the Company’s shareholders.

Director Nominees

The nominees are proposed by the Board to stand for election at the 2023 Annual Meeting of Shareholders and to serve as Directors until the 2024 Annual Meeting. All of the nominees are current Directors previously elected by the Company’s shareholders.

Our Director nominees offer a diverse range of skills and experiences in relevant areas.

SKILLS AND EXPERIENCE
PUBLIC COMPANY BOARD EXPERIENCE (OTHER THAN HUBBELL)		●	●		●	●		●	●	67%
BUSINESS DEVELOPMENT AND STRATEGY	●	●	●	●	●	●	●	●	●	100%
CEO	●	●	●		●		●		●	67%
CYBERSECURITY AND TECHNOLOGY	●	●	●	●	●		●		●	78%
FINANCIAL	●	●	●		●	●	●	●	●	89%
GLOBAL EXPERIENCE	●	●	●	●	●	●	●	●		89%
MANUFACTURING	●	●	●		●	●	●	●	●	89%
RISK MANAGEMENT	●	●	●	●	●	●	●	●	●	100%
BACKGROUND
YEARS ON HUBBELL BOARD	3	10	17	2	13	4	12	3	12	8 year average
AGE	58	65	58	70	67	64	68	58	65	64 year average
RACIAL/ETHNIC DIVERSITY				●						11%
GENDER DIVERSITY						●		●		22%
BORN OUTSIDE OF THE U.S.	●	●								22%

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The following biographies provide certain information about each nominee, including each nominee’s background, age as of the annual meeting, and relevant experience in more detail.

Age: 58 Director since: 2020 CHAIRMAN, PRESIDENT AND CEO, HUBBELL INCORPORATED	GERBEN W. BAKKER
COMMITTEES: • Executive (Chair) DIRECTORSHIPS: • None

QUALIFICATIONS:

Mr. Bakker brings to the Board extensive financial, operational, and strategic planning experience and a strong background in the manufacturing industry, including:

•
Served as the Company’s President and COO from June 2019 prior to his appointment to CEO in October 2020.
•
Served as President of Hubbell Power Systems from 2014 until June 2019.
•
As President of Hubbell Power Systems, Mr. Bakker oversaw a multi-year period of strong performance and built an industry-leading electrical transmission and distribution components business.
•
Led Hubbell Power Systems through 12 acquisitions, including Aclara (the Company’s largest to date) in 2018, growing the organization from $921 million in net sales to $1.8 billion in net sales in four years.
•
Member of the Board of Trustees of Manufacturers Alliance.

Mr. Bakker has served as Chairman, President and Chief Executive Officer of the Company since May 2021 and President and Chief Executive Officer and a Director of the Company since October 2020. Previously, he served as the Company’s President and Chief Operating Officer from June 2019 to October 2020. He served as President of Hubbell Power Systems from 2014 until June 2019. Mr. Bakker began his career with Hubbell Incorporated in 1988 as a manufacturing engineer with Hubbell Wiring Systems.

Age: 65 Director since: 2013 INDEPENDENT	CARLOS M. CARDOSO

COMMITTEES:

•  Compensation

•  Nominating and Corporate Governance

DIRECTORSHIPS:

•  Stanley Black & Decker, Inc., since 2007

•  Freudenberg Group, since 2021

PRIOR DIRECTORSHIP:

•  Garrett Motion Inc., 2018 - 2021

QUALIFICATIONS:

Mr. Cardoso brings to the Board CEO, COO, manufacturing, international business and public company board experience, including:

•
Significant manufacturing and operations experience having served as President of the Pump Division of Flowserve Corporation, a manufacturer/provider of flow management products and services; Vice President and General Manager, Engine Systems and Accessories, for Honeywell International, Inc., a technology and manufacturing company; and Vice President Manufacturing Operations for Colt’s Manufacturing Company, LLC, a maker of firearms.
•
Membership on the board of Stanley Black & Decker, Inc., a public company and a diversified global provider of hand and power tools and accessories.
•
Formerly served as Chairman of the board of directors of Garrett Motion Inc., a public company and a provider of transportation systems.

Mr. Cardoso has served as the principal of CMPC Advisors LLC, an investment advisory firm, since January 2015. He previously served as Chairman of Garrett Motion Inc. from July 2018 to April 2021 and Chairman of Kennametal, Inc. (publicly traded manufacturer of metalworking tools and wear-resistant products) from January 2008 until December 2014. He also served as President and Chief Executive Officer of Kennametal from January 2006 until December 2014. Mr. Cardoso joined Kennametal in 2003 and served as Vice President, Metalworking Solutions and Services Group and then as Executive Vice President and Chief Operating Officer before he became President and Chief Executive Officer.

PUBLIC COMPANY BOARD EXPERIENCE	BUSINESS DEVELOPMENT & STRATEGY	CEO	CYBERSECURITY & TECHNOLOGY	FINANCIAL	GLOBAL EXPERIENCE	MANUFACTURING	RISK MANAGEMENT

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Age:58 Director since:2006 INDEPENDENT LEAD DIRECTOR	ANTHONY J. GUZZI
COMMITTEES: • Compensation • Executive • Finance • Nominating and Corporate Governance DIRECTORSHIPS: • Emcor Group, Inc., since 2009

QUALIFICATIONS:

Mr. Guzzi brings to the Board CEO, COO, manufacturing, strategic development, operations, consulting, and public company board experience, including:

•
Serving as Chairman, President and CEO of EMCOR Group, Inc., a publicly traded mechanical, electrical construction, and facilities services company.
•
Extensive experience in manufacturing and distribution having served as President, North American Distribution and Aftermarket and President, Commercial Systems and Services of Carrier Corporation, a subsidiary of United Technologies Corporation.
•
Past experience as an engagement manager with McKinsey & Company, a prominent management consulting firm.

Mr. Guzzi has served as Chairman, President and Chief Executive Officer of EMCOR Group, Inc. (a publicly traded mechanical, electrical construction, and facilities services company) since June 2018. Previously, he was President and Chief Executive Officer and a Director of EMCOR from January 2011 to June 2018 and President and Chief Operating Officer from 2004 to 2010. He also served as President, North American Distribution and Aftermarket of Carrier Corporation (HVAC and refrigeration systems), a subsidiary of United Technologies Corporation from 2001 to 2004 and President, Commercial Systems and Services in 2001.

Age: 70 Director since: 2021 INDEPENDENT	RHETT A. HERNANDEZ
COMMITTEES: • Audit • Finance DIRECTORSHIPS: • USAA Federal Savings Bank, since 2019

QUALIFICATIONS:

Mr. Hernandez brings to the Board significant cybersecurity expertise and strong strategic and operational leadership experience as a retired Lieutenant General of the United States Army, including:

•
President and founder of CyberLens, LLC, a cybersecurity consulting company.
•
Current Cyber Chair for the United States Military Academy.
•
Served as the first commander of the United States Army’s Cyber Command/2nd US Army (ARCYBER) where he was responsible for the operations, defense and risk management of the Army’s networks, systems and cyber security organization.
•
Prior U.S. Army commands include the Deputy Chief of Staff, Army Operations; Chief, U.S. Military Training Mission, Saudi Arabia; and Commanding General, Human Resources Command.
•
Serves on the board of USAA Federal Savings Bank.

Mr. Hernandez has served as the President of CyberLens, LLC (a consulting company that focuses on cybersecurity, strategic planning, and risk management) since 2013. Previously he served in the United States Army for almost forty years, rising to the rank of Lieutenant General at the time of his retirement.

PUBLIC COMPANY BOARD EXPERIENCE	BUSINESS DEVELOPMENT & STRATEGY	CEO	CYBERSECURITY & TECHNOLOGY	FINANCIAL	GLOBAL EXPERIENCE	MANUFACTURING	RISK MANAGEMENT

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Age: 67 Director since: 2010 INDEPENDENT	NEAL J. KEATING

COMMITTEES:

•  Compensation

•  Executive

•  Nominating and Corporate Governance (Chair)

DIRECTORSHIPS:

•  Form Technologies, since 2021

•  Triumph Group, Inc., since April 2022

•  Barnes Group Inc., since February 2023

PRIOR DIRECTORSHIP:

•  Kaman Corporation, 2007 - 2021

QUALIFICATIONS:

Mr. Keating brings to the Board an extensive history of senior executive leadership and board experience and a strong background in international operations, distribution, and mergers and acquisitions, including:

•
Formerly served as Chairman, President and Chief Executive Officer of Kaman Corporation, a publicly traded aerospace and industrial distribution company.
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Served as President and CEO of Kaman Corporation from 2008 to August 2020.
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Past experience as COO of Hughes Supply and Executive Vice President and COO of Rockwell Collins, Commercial Systems.
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Former Managing Director and CEO of GKN Aerospace and Director of GKN plc, an international aerospace, automotive and land systems business.
•
Membership on the board of Triumph Group, Inc., a public company that designs, engineers, manufactures, repairs, and overhauls a broad portfolio of aerospace and defense systems and components.
•
Member of the Board of Trustees of Embry-Riddle Aeronautical University.

Mr. Keating served as the Executive Chairman of the board of Kaman Corporation (a publicly traded aerospace and industrial distribution company) from 2008 to April 2021. Previously, he held the position of President and Chief Executive Officer of Kaman Corporation from 2008 to August 2020 and President and Chief Operating Officer of Kaman Corporation from 2007 to 2008. From 2004 to 2007, he held the position of Chief Operating Officer of Hughes Supply (a wholesale distributor acquired by Home Depot).

Age: 64 Director since: 2019 INDEPENDENT AUDIT COMMITTEE FINANCIAL EXPERT	BONNIE C. LIND

COMMITTEES:

•  Audit (Chair)

•  Executive

•  Nominating and Corporate Governance

DIRECTORSHIPS:

•  Mission Produce, Inc., since May 2020

•  Tamarack Timberlands LLC, since January 2022

PRIOR DIRECTORSHIPS:

•  U.S. Silica Holdings, Inc., 2019 - 2021

•  Federal Signal Corporation, 2014 - 2018

•  Empire District Electric Company, 2009 - 2017

QUALIFICATIONS:

Ms. Lind brings to the Board CFO, Treasurer, financing, manufacturing, mergers and acquisitions, and public company board experience, including:

•
Served as Senior Vice President, CFO and Treasurer of Neenah, Inc., a global manufacturer of technical specialties products, fine paper and packaging from June 2004 until October 2020.
•
Past experience as Assistant Treasurer of Kimberly-Clark Corporation, a manufacturer of personal care, consumer tissue and health care products.
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Membership on the board of Mission Produce, Inc., a publicly traded worldwide avocado business.
•
Formerly served on the board of U.S. Silica Holdings, Inc., a publicly traded performance minerals company and one of the largest domestic producers of commercial silica.
•
Formerly served on the board of Federal Signal Corporation, a publicly traded international designer and manufacturer of products and solutions that serves municipal, governmental, industrial, and commercial customers.
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Formerly served on the board of Empire District Electric Company, a utility generating, transmitting, and distributing power to southwestern Missouri and adjacent areas.

Ms. Lind served as Senior Vice President, CFO and Treasurer of Neenah, Inc. (a publicly traded technical specialties and fine paper company) from June 2004 to October 2020. Previously, Ms. Lind held a variety of increasingly senior financial and operations positions with Kimberly-Clark Corporation from 1982 until 2004.

PUBLIC COMPANY BOARD EXPERIENCE	BUSINESS DEVELOPMENT & STRATEGY	CEO	CYBERSECURITY & TECHNOLOGY	FINANCIAL	GLOBAL EXPERIENCE	MANUFACTURING	RISK MANAGEMENT

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Age: 68 Director since: 2011 INDEPENDENT AUDIT COMMITTEE FINANCIAL EXPERT	JOHN F. MALLOY
COMMITTEES: • Audit • Executive • Finance (Chair) DIRECTORSHIPS: • Victaulic Company, since 2004 • Hollingsworth & Vose, since 2006

QUALIFICATIONS:

Mr. Malloy brings to the Board many years of senior management, operations, economic and strategic planning experience having served as the CEO and COO of a global manufacturing and distribution company, including:

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Serving as Executive Chairman of the board of Victaulic Company, a privately held mechanical pipe joining systems company.
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Served as President and CEO of Victaulic Company, a leading worldwide manufacturing company, from 2006 to January 2021.
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Over fifteen years of experience in various senior level strategic planning positions at United Technologies Corporation.
•
Holds a Ph.D. in economics and has taught courses in Economics at Hamilton College.

Mr. Malloy has served as the Executive Chairman of the board of Victaulic Company (a privately held mechanical pipe joining systems company) since January 2021. Previously, he held the position of Chairman, President and Chief Executive Officer from 2006 to January 2021, President and Chief Executive Officer from 2004 to 2006, and President and Chief Operating Officer from 2002 to 2004.

Age: 58 Director since: 2020 INDEPENDENT AUDIT COMMITTEE FINANCIAL EXPERT	JENNIFER M. POLLINO
COMMITTEES: • Audit • Compensation DIRECTORSHIPS: • Crane Holdings, Co., since 2013 • Kaman Corporation, since 2015 PRIOR DIRECTORSHIP: • Wesco Aircraft Holdings, Inc. 2014 - 2020

QUALIFICATIONS:

Ms. Pollino brings to the Board extensive senior management experience, public company board experience and a strong background in accounting, finance, corporate governance, intellectual capital, and organizational issues, including:

•
Serving as an executive coach and consultant with JMPollino, LLC since July 2012.
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Over 20 years in senior executive and general management roles with a leading aerospace products company.
•
Past experience in finance and accounting as Vice President, Finance and Controller of two Goodrich Corporation divisions and Controller of a savings and loan association.
•
Certified Public Accountant.
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Lead Director of Kaman Corporation, a publicly traded aerospace and industrial distribution company.
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Serving as a Director on the Board of Teach for America - North Carolina.
•
Member of the Advisory Board of University of North Carolina - Charlotte, Belk College of Business since 2010.
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Serving as a Director of the National Association of Corporate Directors - Carolinas Chapter.

Ms. Pollino has served as an executive coach and consultant with JMPollino LLC, a leadership development, talent management and succession planning firm since July 2012. Previously she served as Executive Vice President, Human Resources and Communications, at Goodrich Corporation from February 2005 to July 2012, when Goodrich Corporation was acquired by United Technologies Corporation. Prior to that, she served in various other positions of increasing responsibility during her 20-year tenure with Goodrich Corporation.

PUBLIC COMPANY BOARD EXPERIENCE	BUSINESS DEVELOPMENT & STRATEGY	CEO	CYBERSECURITY & TECHNOLOGY	FINANCIAL	GLOBAL EXPERIENCE	MANUFACTURING	RISK MANAGEMENT

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Age: 65 Director since: 2011 INDEPENDENT	JOHN G. RUSSELL
COMMITTEES: • Compensation (Chair) • Executive • Finance • Nominating and Corporate Governance DIRECTORSHIPS: • CMS Energy Corporation, since 2010 • Consumers Energy Company, since 2010

QUALIFICATIONS:

Mr. Russell brings to the Board many years of experience as a public company executive officer and Director in the utility industry and possesses a strong background in operations, regulated utilities, and governance, including:

•
Serving as Chairman of the boards of CMS Energy Corporation (“CMS”) and Consumers Energy Company (“Consumers”) and as a Director for over fifteen years in the aggregate.
•
Serving as the President and CEO of CMS and Consumers and previously as COO.
•
Over thirty years of both hands-on and leadership experience in the utility industry, an industry that represents a significant part of the Company’s overall business.

Mr. Russell has served as the Chairman of the boards of CMS and Consumers (a publicly traded electric and natural gas utility and its subsidiary) since May 2016. Previously he served as the President and Chief Executive Officer of CMS and Consumers from 2010 to 2016. He also held the position of President and Chief Operating Officer of Consumers from 2004 to 2010.

PUBLIC COMPANY BOARD EXPERIENCE	BUSINESS DEVELOPMENT & STRATEGY	CEO	CYBERSECURITY & TECHNOLOGY	FINANCIAL	GLOBAL EXPERIENCE	MANUFACTURING	RISK MANAGEMENT

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Corporate Governance

The Board exercises strong corporate governance practices and principles.

The Board of Directors has adopted Corporate Governance Guidelines (the “Guidelines”) to assist the Board in the exercise of its responsibilities and to best serve the interests of the Company and its shareholders. The Guidelines reflect the Board’s commitment to good governance through the establishment of policies and procedures in areas it believes are critical to the enhancement of shareholder value. It is the Board’s intention that these Guidelines serve as a framework within which the Board can discharge its duties and foster the effective governance of the Company. The Board of Directors met 9 times in 2022.

Governance Snapshot
Shareholders have identical economic and voting rights - each share of Common Stock is entitled to one vote.

Directors are elected annually by shareholders to serve a one-year term.

Hubbell adopted proxy access by-law provisions that allow shareholders individually or in a group of up to 20 shareholders holding at least 3% of Hubbell’s outstanding shares of common stock continuously for at least 3 years to nominate up to the greater of two (2) or twenty percent (20%) of the number of Directors serving on the Board at such time.

The Board further limited the number of public company Boards on which Directors may serve.

Corporate funds or resources are not used for direct contributions to political candidates or campaigns.

Independent Board members meet regularly in Executive Sessions, without management present.

33% of our Board has a tenure of three years or less.

To maintain a diverse Board, Director nominees are evaluated on their background and experience and also gender, race and ethnicity.

Director compensation is reviewed annually with advice from our independent compensation consultant and benchmarked for competitiveness.

There are no related party transactions with our Directors, officers and significant shareholders.

Our Director Resignation Policy requires any Director who fails to receive a majority of the votes cast to promptly tender their resignation.

Board and committees may hire outside advisors independent from management.

The Board receives regular reports and updates on key areas of strategy and risk for the Company, including, but not limited to, cybersecurity, climate change and ESG, innovation, talent and human capital management.

The Board engages in a multi-part self-evaluation review on an annual basis in which Board and Committee matters are reviewed and discussed, and changes and improvements are implemented.

No poison pill (shareholders rights plan) is in place.

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Board Leadership Structure

An independent Lead Director counterbalances a non-independent Chair and fosters effective collaboration and communication among independent Directors.

Chair

The Company’s By-Laws require the Board to choose the Chair of the Board from among the Directors and provides the Board with the ability to appoint the CEO of the Company as the Chair of the Board. This approach gives the Board the necessary flexibility to determine whether these positions should be held by the same person or by separate persons based on the leadership needs of the Company at any particular time. The Board believes that there is no single, generally accepted approach to providing board leadership, and that each of the possible leadership structures for a board must be considered in the context of the individuals involved and the specific circumstances facing a company at any given time. Accordingly, the optimal board leadership structure for a particular company may vary as circumstances change.

Mr. Bakker has served as Chairman, President and Chief Executive Officer of the Company since May 4, 2021. The Board has determined that combining the roles of Chief Executive Officer and Chair is best for the Company and its shareholders at this time because it promotes unified leadership for the Company under Mr. Bakker and allows for a single, clear focus for management to execute the Company’s strategic and business plans while being appropriately counterbalanced by an independent Lead Director.

Independent Lead Director

The Board has established the position of an independent Lead Director to serve a three-year term. The Board believes that a three-year term is appropriate for the Lead Director as it affords greater continuity and allows the Lead Director to gain a better understanding of Board and management dynamics and build relationships with the other Directors. The Lead Director is responsible for:

Board Leadership	Providing leadership to the Board in situations where the Chair’s role may be perceived to be in conflict.
Executive Sessions	Coordinating the agenda and chairing executive sessions of the independent Directors regularly throughout the year and at each regularly scheduled Board meeting.
Liaison	Regularly meeting with the Chair and facilitating communications among the Chair, management, and the independent Directors.
Spokesperson	Upon request, acting as the spokesperson for the Board in interactions with third parties.
Succession	Working with the NCGC and the Chair to review, refresh and oversee the Company’s succession plans.

Mr. Guzzi is the Lead Director and is expected to hold this position until the 2025 Annual Meeting (subject to annual re-election as a Director), having been reappointed to a three year term by the Board in 2022. The Board believes that its present leadership structure and composition provides for independent and effective oversight of the Company’s business and affairs. The Board consists of current or former CEOs, CFOs, COOs or senior executives of major companies in similar industries or military leaders, and its Audit, Compensation, and Nominating and Corporate Governance Committees are composed entirely of Directors who meet the independence requirements of the New York Stock Exchange (“NYSE”). Mr. Bakker is the only Director who is a member of executive management. Given the strong leadership of Mr. Bakker as Chairman, President and Chief Executive Officer, the counterbalancing role of Hubbell’s strong, independent Lead Director, and a Board otherwise comprised of effective and independent Directors, the Board believes that its current leadership structure is appropriate at this time.

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Director Independence

Our Board consists of a majority of independent Directors and our Audit, Compensation, Finance and NCG committees of the Board are 100% independent.

The Guidelines indicate that the Board shall be composed of a majority of independent Directors. Eight of our nine current Directors are independent. In evaluating the independence of Directors, each year the NCGC reviews all direct and indirect relationships between Directors (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) and the Company and its subsidiaries in accordance with the rules of the NYSE and the Securities and Exchange Commission (“SEC”) and considers whether any relationship is material. The NCGC also oversees the annual questionnaire process for the Directors and reviews transactions with Director-affiliated entities, Code of Conduct compliance certifications, case submissions filed with the Company’s confidential compliance communication resource and Company donations to charitable organizations with which a Director may be affiliated. The Hubbell Foundation’s (the “Foundation”) various matching gift programs are available to all Directors, officers and U.S. employees and such programs match eligible donations made and volunteer hours served to qualifying charitable organizations and educational institutions in a calendar year up to: (i) $25,000 in the aggregate in cash donations and (ii) such other cash amounts, as applicable, matched in connection with the Foundation’s Dollars for Doers matching volunteer hours program - wherein the Foundation makes charitable donations based on certain documented volunteer hours served. Hubbell believes strongly in the impact that volunteerism and charitable contributions can have on local communities and the larger world.

The NCGC considered the nature and dollar amounts of the transactions with Directors and determined that none was required to be disclosed or otherwise impaired the applicable Director’s independence as all of these ordinary course transactions were significantly below the NYSE bright-line independence thresholds. As a result of this review, the Board determined that each of the current Directors is independent other than Mr. Bakker. In addition, the Board determined that Mr. Shawley, who served as a Director until his death in February 2022, was independent during the period in which he served as a Director. In evaluating and determining the independence of the Directors, the NCGC considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and entities with which some of the Directors are or have been affiliated.

Board Oversight of Risk

Our Board oversees risk management activities.

Members of senior management assist the Board and its committees with their risk oversight responsibilities through routine discussions of risks involved in their specific areas of responsibility. For example, our senior leaders will report to the Board at regular intervals during the year on the Company’s strategic planning activities and risks relevant to execution of the Company’s strategy. In addition, from time to time, independent consultants with specific areas of expertise are engaged to discuss topics that the Board and management have determined may present a material risk to the Company’s operations, plans or reputation.

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In 2022, as part of our risk management activities, the Company reviewed with the Compensation Committee its compensation policies and practices applicable to all employees that could affect the Company’s assessment of risk and risk management and determined that such compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Board does not believe that its role in the oversight of the Company’s risks affects the Board’s leadership structure.

Board Committees

The Board of Directors has established the following standing committees to assist it in fulfilling its responsibilities: Audit, Compensation, Executive, Finance and Nominating and Corporate Governance. The principal responsibilities of each of these committees are described generally below and in detail in their respective committee charters which are available on the Company’s website at www.hubbell.com, or in the case of the Executive Committee Charter, in Article III, Section 1, of the Company’s By-Laws. The Board has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees is independent for purposes of the NYSE listing standards and SEC regulations.

Audit Committee

BONNIE C. LIND (Chair) Members: Rhett A. Hernandez John F. Malloy Jennifer M. Pollino	8 Meetings in 2022	94% Attendance	Independence 4 / 4

Key Oversight Responsibilities

•  Oversees the Company’s accounting and financial reporting and disclosure processes.

•  Appoints the independent auditor and evaluates its independence and performance annually.

•  Reviews the audit plans and results of the independent auditors.

•  Approves all audit and non-audit fees for services performed by the independent auditors.

•  Reviews and discusses with management and the independent auditors matters relating to the quality and integrity of the Company’s financial statements, the adequacy of its internal controls processes and compliance with legal and regulatory requirements.

•  Reviews the Company’s cybersecurity plans, policies, threats and prevention strategies.

The Board of Directors has determined that all members of the Audit Committee are financially literate and meet the NYSE standard of having accounting or related financial management expertise. Each member of the Audit Committee other than Mr. Hernandez is an “Audit Committee Financial Expert” as defined by the SEC.

Compensation Committee

JOHN G. RUSSELL (Chair) Members: Carlos M. Cardoso Anthony J. Guzzi Neal J. Keating Jennifer M. Pollino	4 Meetings in 2022	100% Attendance	Independence 5 / 5

Key Oversight Responsibilities

•  Determines and oversees the Company’s execution of its compensation programs and employee benefit plans.

•  Reviews and approves all compensation of the CEO and officers of the Company, with input from the independent compensation consultant, Exequity LLP.

•  Appoints the independent compensation consultant and evaluates its independence and performance annually.

•  Determines stock ownership and retention guidelines for the CEO and officers of the Company.

•  Reviews and approves of the Company’s compensation peer group.

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Executive Committee

GERBEN W. BAKKER (Chair) Members: Anthony J. Guzzi Neal J. Keating Bonnie C. Lind John F. Malloy John G. Russell	Did not meet in 2022	Independence 5 / 6

Key Oversight Responsibilities

•  The Executive Committee may meet during intervals between meetings of the Board of Directors and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Company, except certain powers set forth in the By-Laws of the Company.

Finance Committee

JOHN F. MALLOY (Chair) Members: Anthony J. Guzzi Rhett A. Hernandez John G. Russell	5 Meetings in 2022	95% Attendance	Independence 4 / 4

Key Oversight Responsibilities

•  Oversees the Company’s financial and fiscal affairs and reviews proposals regarding long-term and short- term financing, material acquisitions, dividend policies, stock repurchase programs and changes in the Company’s capital structure.

•  Reviews the Company’s major capital expenditure plans and monitors the Company’s insurance and tax programs.

•  Reviews the administration and management of the Company’s pension plans and investment portfolios.

Nominating and Corporate Governance Committee

NEAL J. KEATING (Chair) Members: Carlos M. Cardoso Anthony J. Guzzi Bonnie C. Lind John G. Russell	4 Meetings in 2022	100% Attendance	Independence 5 / 5

Key Oversight Responsibilities

•  Identifies qualified individuals to become Board members and recommends nominees for election or appointment to the Board.

•  Oversees the Board’s and management’s performance evaluation and succession planning process.

•  Develops the Company’s corporate governance guidelines and monitors adherence to its principles.

•  Approves related person transactions.

•  Evaluates Director independence and compensation.

•  Oversees the development and administration of the Company’s sustainability and ESG program policies and practices.

See the “Nomination and Election Process” section on page 11 and the “Director Independence” section on page 20 for more information on the actions taken by the Nominating and Corporate Governance Committee in these areas.

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Board Practices and Procedures

Code of Business Conduct and Ethics

The Company requires its Directors and officers to act in accordance with the highest standards of ethical conduct and has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that supports the Company’s commitment to the people we serve, the communities we work in, the Company and each other. Our Code of Conduct covers many areas of professional conduct ranging from conflicts of interest, ethical business conduct, employment practices, compliance with applicable laws and regulations, protection of Company assets and confidential information and reporting obligations. Each year, to strengthen the Company’s commitment to ethical conduct, we provide training on various aspects of the Code of Conduct and require all Directors and officers to complete such training and certify compliance with the Code of Conduct. The Code of Conduct can be viewed on the Company’s website at www.hubbell.com. We will disclose any future amendments to, or waivers from, provisions of our Code of Conduct on our website as promptly as practicable, as may be required under applicable SEC and NYSE rules.

Director Resignation Policy

The Board of Directors has adopted a Director resignation policy whereby any Director in an uncontested election who receives more votes “withheld” from their election than votes “for” their election will promptly tender their resignation to the Board. Following receipt of the tendered resignation and within 60 days of certification of the shareholder vote, the NCGC will consider and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will then, within 90 days of certification of the shareholder vote, make a determination taking into consideration the recommendation of the NCGC, the vote results, shareholder input and other relevant factors.

 Increased Restrictions on Service on other Public Company Boards

In 2022, the Board amended its Guidelines to include further limitations on public company board service for its directors. The Guidelines were revised to reduce the number of public company boards on which independent directors may serve while serving on Hubbell’s Board from four (4) to three (3). The number of additional public company boards on which the CEO may serve at the same time serving as Chair of the Hubbell Board was reduced from two (2) to one (1). The Board believed these changes were important to ensure that each director has sufficient time to dedicate to Hubbell.

Shareholder Outreach and Engagement

We value shareholders’ perspectives and have a regular process throughout the year to discuss a range of topics, including our performance, strategy, executive compensation, environmental, social and governance matters. Discussions with our shareholders assist us to set goals and expectations for our performance and facilitate identification of emerging issues that may affect our strategies, corporate governance, compensation practices and other aspects of our operations.

Our shareholder engagement program includes investor conferences, investor events and one-on-one discussions with our shareholders. In 2022, we reached out to our top 30 shareholders (representing approximately 70% of our outstanding common stock) to discuss a wide range of business performance, sustainability, climate change, governance, succession, human capital management and compensation topics. Hubbell also hosted an in-person Investor Day in New York City in June, 2022. In addition, our Chairman, President and CEO, Executive Vice President and Chief Financial Officer, Senior Vice President, General Counsel and Secretary and other members of senior management engaged with our shareholders on a frequent basis year-round to discuss Hubbell’s strategy, financial and business performance, and ESG programs.

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 Proxy Access

The Board adopted a proxy access by-law amendment in February, 2023.

By-laws Amendment

During 2022, Hubbell discussed adopting proxy access with some of its key shareholders, including the appropriate terms and conditions of such right. After such discussions with shareholders, analysis of corporate governance trends, review of market practice among companies that had adopted proxy access bylaws, and further review and discussion by the NCGC and Board, the Board amended the Company’s By-Laws as of February 15, 2023 to adopt a “proxy access” provision. The proxy access provision permits the inclusion in the Company’s annual meeting proxy solicitation materials director candidates nominated by shareholders holding at least three percent (3%) of the Company’s outstanding Common Stock for at least three years, with the number of director candidates not to exceed the greater of two (2) or twenty percent (20%) of the number of directors serving on the Board at such time. Twenty (20) or fewer shareholders may aggregate their holdings in the Company’s Common Stock to reach the three percent (3%) threshold. Nominations are subject to certain eligibility, procedural, and disclosure requirements as set forth in our By-Laws.

Communications with Directors

Shareholders and interested parties may communicate with the full Board, the Lead Director, the non-management Directors as a group, or with individual Directors by using either of the following methods:

By Writing:	Board of Directors Hubbell Incorporated c/o Katherine A. Lane, Senior Vice President, General Counsel and Secretary 40 Waterview Drive Shelton, Connecticut 06484

By Email:	Secretary@hubbell.com

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Communications will be forwarded to the specific Director(s) requested by the interested party. General communications will be distributed to the full Board or to a specific member of the Board depending on the material outlined in the communication. Certain items unrelated to the duties and responsibilities of the Board will not be forwarded including job inquiries and resumes, business opportunities, junk or mass mailings, spam, or any hostile, improper, threatening, or illegal communications.

Attendance

The Board of Directors held 9 total meetings in 2022. During 2022, Directors attended 96% of all meetings of the Board of Directors and committees of which such Director served as a member. Board members are expected to attend the Annual Meeting of Shareholders. At the 2022 Annual Meeting, all Directors were in attendance.

Additional Resources

The Guidelines and the following additional materials relating to corporate governance are published on our website at www.hubbell.com.

•	Board of Directors - Current Members and Experience
•	Board Committees - Members and Charters
•	Code of Business Conduct and Ethics
•	Third-Party Code of Business Conduct and Ethics
•	Amended and Restated By-Laws
•	Amended and Restated Certificate of Incorporation
•	Compensation Recovery Policy
•	Stock Ownership and Retention Policy
•	Sustainability Report and site
•	Contacting our Board of Directors

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Our Commitment to Sustainability

Hubbell’s sustainability programs align with driving long-term shareholder growth(1).

Hubbell’s commitment to sustainability and social responsibility has been a vital part of our business model for years. Our obligations to our employees, customers, suppliers, shareholders, and communities we serve go well beyond providing products and services: we have the opportunity to improve people’s lives and the world around us.

Hubbell's Sustainability Priorities

In 2022, we conducted an environmental, social, and governance (ESG) prioritization assessment to reevaluate the sustainability issues that are most significant to our stakeholders, our impact as a company, and our ability to create long-term value. Hubbell's new sustainability priorities serve as the foundation to our ESG strategy.

ENVIRONMENTAL

- Climate change
- Water and waste
- Energy and emissions
- Products with impact

SOCIAL

- Supply chain responsibility
- Community impact
- Inclusion, diversity, and equity
- Human rights in the workplace and value chain
- Employee experience
- Employee health and safety
- Product quality and safety

GOVERNANCE

- Risk excellence
- Business ethics, integrity, and transparency
- Data privacy and cybersecurity

(1)	The information within the 2023 Sustainability Report (available at www.hubbell.com), and any other information on the Company’s sustainability webpage that Hubbell may refer to herein is not incorporated by reference into and does not form any part of this Proxy Statement. Any targets or goals discussed in our sustainability disclosures and within this Proxy Statement may be aspirational, and as such, no guarantees or promises are made that these goals will be met. Furthermore, statistics and metrics disclosed in this Proxy Statement, our sustainability reports, and Hubbell’s sustainability webpage are estimates and may be based on assumptions. We are under no obligation to update such information.

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Hubbell’s Sustainability Goals

We are focused on reducing the environmental impact of our global operations. To accelerate our sustainability performance, we established new goals(1). These enterprise-wide goals provide measurable targets against which we will track our progress.

(1)	The information within the 2023 Sustainability Report (available at www.hubbell.com), and any other information on the Company’s sustainability webpage that Hubbell may refer to herein is not incorporated by reference into and does not form any part of this Proxy Statement. Any targets or goals discussed in our sustainability disclosures and within this Proxy Statement may be aspirational, and as such, no guarantees or promises are made that these goals will be met. Furthermore, statistics and metrics disclosed in this Proxy Statement, our sustainability reports, and Hubbell’s sustainability webpage are estimates and may be based on assumptions. We are under no obligation to update such information.
(2)	Goals are compared to Hubbell’s 2022 baseline of each applicable metric.

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YEAR IN REVIEW: Reflecting on our ESG milestones

ENVIRONMENTAL STEWARDSHIP	SOCIAL RESPONSIBILITY	GOVERNANCE & ACCOUNTABILITY

•   We implemented an ESG data management system for ongoing and historical data collection, enabling us to track our performance against our goals.

•   We continued to increase investment in environmental-related capital expenditure projects.

•   We set new emissions, water, and waste targets for 2030.

•   We published our EEO-1 diversity data.

-   Female employees comprised 32% of our global workforce.

-   Diverse employees comprised 45% of our U.S. workforce.

•   Hubbell issued an enterprise-wide survey (“Elevate”) to better engage and learn from our employees.

•   The Hubbell Foundation donated over $1.2 million to charities.

•   Hubbell was recognized as one of the 2023 World’s Most Ethical Companies.

•   We added proxy access for our shareholders.

•   We added further restrictions on the number of public company boards on which our directors can serve.

•   100% of compliance cases were investigated.

Disclosing Our ESG Performance

We published our third annual sustainability report in 2023.

The publication of our 2023 Sustainability Report(1) (available at www.hubbell.com) demonstrates Hubbell’s sustained commitment to providing credible and decision-useful information to stakeholders to enhance transparency, accountability, and trust in our sustainability programs and initiatives.

The 2023 Sustainability Report covers our sustainability commitment, strategy, programs, and performance, as well as our key accomplishments in the reporting year. Review our Report for additional insights on Hubbell’s sustainability progress.

(1)	The information within the 2023 Sustainability Report (available at www.hubbell.com), and any other information on the Company’s sustainability webpage that Hubbell may refer to herein is not incorporated by reference into and does not form any part of this Proxy Statement. Any targets or goals discussed in our sustainability disclosures and within this Proxy Statement may be aspirational, and as such, no guarantees or promises are made that these goals will be met. Furthermore, statistics and metrics disclosed in this Proxy Statement, our sustainability reports, and Hubbell’s sustainability webpage are estimates and may be based on assumptions. We are under no obligation to update such information.

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Director Compensation

No changes were made to the Director compensation program in 2022.

The NCGC annually reviews all forms of independent Director compensation in relation to other U.S. companies of comparable size and the Company’s competitors, and recommends changes to the Board, when appropriate. The NCGC is supported in this review by Exequity LLP (“Exequity”), an independent outside compensation consultant engaged by the NCGC, which provides compensation consultation and competitive benchmarking. The NCGC targets director compensation at the median of our peer group, the same peer group used to evaluate the competitiveness of the Company’s executive compensation levels. In addition, the NCGC also reviews Director compensation in relation to general industry companies similar to Hubbell in terms of revenue size as a secondary reference.

Elements of Compensation

In December 2022, following its annual review, the Board of Directors, upon the recommendation of the NCGC and further supported by Exequity, decided to make no changes to the value of total director compensation as reflected in the table below.

Annual Compensation

Compensation Component	Payment or Value of Equity
Board Service
Annual Board Retainer	$90,000
Annual Restricted Share Grant(1)	$145,000
Lead Director Retainer	$30,000

Committee Service
Committee Annual Retainer(2)	Chair	Member
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,000
Finance Committee	$13,000	$5,000
NCGC Committee	$13,000	$5,000
Board/Committee Meeting Fees	None
Discretionary Fee(3)	Upon NCGC recommendation and consent of the Chairman of the Board, fees commensurate with any activities performed outside the scope of normal Board and Committee service, at the Company’s request. No discretionary fees were paid in 2022.

(1)	The Annual Restricted Share Grant vests on the date of the next Annual Meeting if the Director is still serving (or earlier, upon death or a change in control).
(2)	Annual Retainers are paid on a quarterly basis.
(3)	Activities may include customer visits, conference attendance or training meetings.

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Deferred Compensation Plan

The Company maintains a Deferred Compensation Plan for non-management Directors (“Deferred Plan for Directors”) which enables Directors, at their election, to defer all or a portion of their annual Board and Committee retainers into:

•	A Stock Unit account in which each stock unit consists of one share of the Company’s Common Stock. Dividend equivalents are paid on the stock units contained in the Director’s account and converted into additional stock units. Upon distribution, all stock units are payable in shares of Common Stock.
•	A cash account which is credited with interest at the prime rate in effect at the Company’s principal commercial bank on the date immediately following each regularly scheduled quarterly Board meeting.

The Deferred Plan for Directors also enables such Directors, at their election, to defer all or a portion of their annual restricted share grant into a Restricted Stock Unit account providing for the credit of one restricted stock unit for each share of restricted stock deferred. Restricted stock units are subject to the same vesting terms described above and are payable in the form of one share of Common Stock for each restricted stock unit. Dividend equivalents are paid on the restricted stock units contained in the account and converted into additional restricted stock units.

Generally, all distributions under the Deferred Plan for Directors are paid only after termination of service and may be paid in a lump sum or in annual installments, at the Director’s election. However, in the event of a change of control, all amounts credited to a Director’s account are paid in a lump sum, with amounts credited as stock units immediately converted into a right to receive cash.

Charitable Match

Hubbell provides its Directors a charitable contribution matching program for qualifying charitable organizations and educational institutions on exactly the same terms available to Hubbell’s employees. The Hubbell Foundation provides: (i) cash donation matches of up to $25,000 for eligible charitable contributions and (ii) cash donations to qualifying charitable organizations pursuant to the Hubbell Foundation’s Dollars for Doers program - wherein the Foundation makes charitable donations based on certain documented volunteer hours served. Hubbell believes strongly in the impact that volunteerism and charitable contributions can have on local communities and the larger world.

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Director Compensation Table

The following table shows the compensation paid by the Company to non-management Directors for service on the Company’s Board of Directors during fiscal year 2022. Mr. Bakker received no compensation beyond that described in the Executive Compensation section on page 56 for his service as a Director.

Name	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Carlos M. Cardoso	102,000	144,946	20,000	266,946
Anthony J. Guzzi	137,000	144,946	23,000	304,946
Rhett A. Hernandez	105,000	144,946	25,000	274,946
Neal J. Keating	110,000	144,946	-	254,946
Bonnie C. Lind	113,194	144,946	-	258,140
John F. Malloy	113,000	144,946	-	257,946
Jennifer M. Pollino	107,000	144,946	32,500	284,446
John G. Russell	115,000	144,946	-	259,946
Steven R. Shawley(1)	28,750	-	-	28,750
(1)	Mr. Shawley was a member of the Board until his death in February, 2022.
(2)	Includes the following amounts deferred and held under the Company’s Deferred Plan for Directors: Mr. Guzzi - $137,000, Mr. Keating - $55,000, Ms. Lind – $113,194 and Mr. Shawley - $28,750.
(3)	Amounts shown represent the grant date fair value of 744 shares of restricted stock granted to each Director at the Company’s May 3, 2022, Annual Meeting of Shareholders as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 18 to the Notes to Consolidated Financial Statements for 2022 contained in the Form 10-K filed with the SEC on February 9, 2023. These shares will vest as of the date of the 2023 Annual Meeting of Shareholders if the Director is still serving at that time (or earlier, upon death or a change in control). Mr. Guzzi, Mr. Keating, and Ms. Lind each elected to defer their entire 2022 annual restricted stock grant pursuant to the terms of the Deferred Plan for Directors. See the below table for the aggregate number of stock awards held by each Director as of December 31, 2022.
(4)	Amounts shown include Company matching contribution to an eligible institution under The Hubbell Foundation Matching Gifts Program.

As of December 31, 2022, the following table shows the balance in each non-management Director’s (i) stock unit account (each stock unit represents the right to receive one share of Common Stock) and (ii) restricted stock unit account (each restricted stock unit represents the right to receive one share of Common Stock) under the Deferred Plan for Directors. See the “Deferred Compensation Plan” section on page 30 for additional information:

Name	Aggregate No. of Stock Units Held at Year End (#)	Aggregate No. of Restricted Stock Units Held at Year End (#)
Carlos M. Cardoso	2,310	7,665
Anthony J. Guzzi	30,761	13,231
Rhett A. Hernandez	-	-
Neal J. Keating	6,998	13,231
Bonnie C. Lind	1,632	3,780
John F. Malloy	1,739	1,786
Jennifer M. Pollino	-	-
John G. Russell	6,139	6,915
Steven R. Shawley	-	-

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Proposal 2  Advisory Vote to Approve Named Executive Officer Compensation

We have determined that our shareholders should vote on the compensation of our NEOs each year, consistent with the preference expressed by our shareholders at the 2017 Annual Meeting. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are requesting shareholder approval, on an advisory (non-binding) basis, of the compensation of our NEOs as presented in this Proxy Statement in the Compensation Discussion and Analysis section beginning on page 34 and the compensation tables and accompanying narrative disclosure in the Executive Compensation section beginning on page 56. As discussed in Proposal 3 below, we are also requesting that our shareholders vote on the frequency of a vote on the compensation of our NEOs at this Annual Meeting.

Accordingly, we will present the following resolution for vote at the Annual Meeting:

“RESOLVED, that the shareholders of Hubbell Incorporated (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and disclosed in the 2022 Summary Compensation Table and related compensation tables and narrative disclosure as set forth in this Proxy Statement.”

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program has been designed to attract and retain highly talented executives, deliver compensation that is competitive and fair compared to relevant benchmarks, reward strong Company performance and motivate executives to maximize long-term shareholder returns. To achieve our objectives, we have adopted and maintain sound compensation governance practices and a strong pay for performance philosophy pursuant to which the greatest portion of an executive’s total direct compensation is variable and therefore linked to performance on both a short-term and long-term basis.

As an advisory vote, the outcome of this proposal is not binding upon the Company. However, our Compensation Committee and our Board value the opinions of our shareholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.

The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Common Stock is required to approve, on an advisory, non-binding basis, the compensation of our NEOs. Majority of votes cast means that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes will not affect the voting results. Broker discretionary voting is not allowed, so if your shares are held by a broker and you have not instructed the broker how to vote, your shares will not be voted with respect to Proposal 2.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE  FOR THE APPROVAL BY NON-BINDING VOTE OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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Proposal 3  Advisory Vote on the Frequency of Shareholder Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are seeking a non-binding recommendation from our shareholders on whether shareholders should have an opportunity to provide an advisory approval of the compensation of our NEOs every year, every two years or every three years. Accordingly, we are asking shareholders to vote on the following advisory resolution:

“RESOLVED, that the shareholders of Hubbell Incorporated (the “Company”) recommend, on an advisory basis, that the frequency with respect to which the Company’s shareholders are presented with an advisory vote on the compensation of the Company’s named executive officers shall be every one (1) year; two (2) years; or three (3) years.”

The Board of Directors believes that an advisory vote on the compensation of our NEOs should be conducted every one (1) year so that shareholders may annually express their views on the Company’s executive compensation program. The Board of Directors believes that holding this advisory vote annually will provide the Company with timely and appropriate feedback on compensation decisions for its NEOs.

Although the Board of Directors recommends a vote every year, shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove of the Board’s recommendation.

Because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders. However, we value the opinions of our shareholders, and we will consider the outcome of the vote when determining the frequency of the shareholder vote on executive compensation.

The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Common Stock is required to approve, on an advisory, non-binding basis, the frequency of the shareholder vote on the compensation of our NEOs. Majority of votes cast means that the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes will not affect the voting results. Broker discretionary voting is not allowed, so if your shares are held by a broker and you have not instructed the broker how to vote, your shares will not be voted with respect to Proposal 3. If no frequency receives the foregoing vote, then we will consider the option that receives the highest number of votes cast to be the frequency recommended by shareholders.

It is expected that the next Say When On Pay frequency vote will occur at the 2029 annual meeting of shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE  FOR THE SELECTION OF ONE YEAR ON THIS PROPOSAL.

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Compensation Discussion and Analysis (CD&A)

CD&A Table of Contents

Our Named Executive Officers	34
2022 Business Performance Highlights	35
Our Compensation Program	37
2022 Compensation Results	42
Other Compensation Policies and Benefit Programs	52

Our Named Executive Officers

Our business benefits from a strong leadership team with deep experience within and outside our industry.

This Compensation Discussion and Analysis (“CD&A”) section describes the material elements of the compensation program for the following individuals, who are our Named Executive Officers (“NEOs”) for 2022:

Name	Position
Mr. Gerben W. Bakker	Chairman, President and Chief Executive Officer
Mr. William R. Sperry	Executive Vice President, Chief Financial Officer
Mr. Allan J. Connolly	President, Utility Solutions Segment
Mr. Peter J. Lau(1)	Former President, Electrical Solutions Segment
Ms. Katherine A. Lane	Senior Vice President, General Counsel and Secretary
Ms. Alyssa R. Flynn	Chief Human Resources Officer
(1)	Mr. Lau’s last day with the Company was September 30, 2022.

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2022 Business Performance Highlights

Performance Summary(1)

We measure our progress not only in terms of our financial accomplishments, but also by reference to how we run our business to serve the interests of our shareholders, suppliers, customers, employees, and the communities in which we operate. Our financial accomplishments in 2022 included:

We delivered on our commitments to our shareholders.

(1)	The performance summary represents the results of continuing operations. See Note 2 in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 9, 2023, for further details.
(2)	Adjusted diluted earnings per share and free cash flow are non-GAAP financial measures. A reconciliation to the comparable GAAP financial measures can be found in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 9, 2023.

We executed a disciplined plan of capital deployment.

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Results of 2022 Advisory Vote on Executive Compensation

Hubbell’s 2022 advisory Say on Pay vote on executive compensation resulted in 96.9% of the votes cast in favor of the Company’s executive compensation program. Hubbell’s Say on Pay votes have averaged approximately 92% support for the last 10 years. We believe these strong results indicate that our shareholders are generally supportive of our compensation program.

Engagement with Shareholders

Engaging with our shareholders informs our approach to our executive compensation program.

Hubbell engages with shareholders throughout the year on diverse topics such as financial performance, compensation and pay for performance, corporate governance, human capital management, and sustainability and environmental, social and governance (“ESG”). In 2022, members of our senior management engaged in a targeted outreach to Hubbell’s top 30 shareholders (representing approximately 70% of Hubbell’s outstanding common stock). The calls were led by a cross-functional group of senior leaders and helped inform the Compensation Committee’s review of the executive compensation programs and confirmed such shareholders’ support of our compensation philosophy, design and programs.

See additional details on shareholder outreach and engagement on page 23 and on Hubbell’s ESG and sustainability focus on page 26.

Compensation Summary

The Compensation Committee, in consultation with Exequity, reviews the objectives and components of Hubbell’s executive compensation program and reviewed and approved the 2022 compensation earned by our NEOs. The Compensation Committee also considers ongoing shareholder feedback on Hubbell’s compensation programs to ensure our executive team continues to deliver exceptional shareholder value.

Key Compensation Elements

The compensation program includes both short-term and long-term incentive for all NEOs.

SHORT-TERM INCENTIVE COMPENSATION	All Short-Term Incentive eligible employees, including our NEOs, have 20% of their annual bonus award tied to initiatives aligned with our strategic pillars. This allows the Compensation Committee to further prioritize and appropriately reward performance on critical metrics including inclusion and diversity, sustainability / ESG, innovation, and acquisitions.

LONG-TERM INCENTIVE FOR ALL NEOs	The performance share grant has three equally-weighted metrics and is 50% of the overall equity award.

75% of the Long Term Incentive Award is performance oriented.

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Long-Term Incentive Metrics and Weightings

The overall design of our Long-Term Incentive program continued to focus our NEOs on our strategic priorities of profitable growth balanced with operational effectiveness, while ensuring alignment with shareholder interests. This program design is described in more detail on page 47.

We believe the elements of our program continue to drive our overall pay for performance philosophy and alignment with shareholders, and allow continued focus on Hubbell’s strategic initiatives.

Our Compensation Program

Executive Compensation Objectives

Our compensation decisions for 2022 were directly influenced by our 2022 operating results and our shareholder outreach, and the decisions reflect our commitment to pay for performance compensation practices. We use the following objectives to guide our decisions:

PAY FOR PERFORMANCE	Align interests of executives with our shareholders by linking executive pay to Company performance.
ATTRACT, RETAIN, AND MOTIVATE	Incentivize high-quality executive talent essential to our immediate and long-term success.
DELIVER COMPETITIVE AND FAIR COMPENSATION	Target compensation for our executives aligned with relevant external benchmarks.

(1)	Adjusted Operating Profit Margin is a non-GAAP financial measure. A reconciliation to the comparable GAAP financial measure can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 9, 2023.

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Compensation Governance Snapshot

The following are highlights of our compensation practices and decisions that exemplify our commitment to sound compensation governance and shareholders’ interests.

What We Do	What We Don’t Do
Pay for Performance. We closely align pay and performance by placing a significant portion of target total direct compensation at-risk.	No Guaranteed Annual Salary Increases or Bonuses. Annual salary increases are based on evaluations of individual performance and the competitive market. In addition, we do not provide guarantees on bonus payouts.
Robust Performance Goals. We establish clear and measurable goals and targets and hold our executives accountable for achieving specified targets to earn a payout under our incentive plans. Performance goals are linked to operating priorities designed to create long-term shareholder value.	No Consultant Conflicts. The independent compensation consultant cannot provide any other services to Hubbell without the Compensation Committee’s approval.
Independent Compensation Consultant. The Compensation Committee retains an independent compensation consultant to review and advise on executive compensation matters.	No Hedging or Pledging. We prohibit our executives, including our NEOs, from hedging or engaging in derivatives trading with respect to company stock and from pledging company stock as collateral for a loan.
Annual Benchmarking. We review peer and market practice, as well as pay levels on an annual basis.	No Excessive Perks. The perquisites provided are typically restricted to relocation benefits, financial and tax planning and limited use of the corporate aircraft and are subject to Board oversight.
Shareholder Engagement. We conduct formal outreach annually with our investors to discuss our compensation programs, ESG, and other issues.	Limited Tax Gross Ups. We do not provide tax gross ups for severance, excise tax, or other benefits provided to our executives (including the NEOs), other than in the case of relocation reimbursements.
Strong Governance. We have a strong clawback policy, and our Short-Term Incentive plans include the option for only negative discretion by the Compensation Committee regarding award amounts paid.	No Excessive Supplemental Retirement Plans. We have frozen our supplemental executive retirement plan and only provide new benefits under qualified retirement plans that are made available generally to employees and non-qualified defined contribution plans that are made available to certain executives.
Stock Ownership. We require senior executives, including our NEOs, to maintain ownership in company stock. Our CEO has an ownership requirement of 5 times his base salary, which he currently satisfies.	No Repricing or Cash Buyouts. We prohibit the repricing or buyout of options and SARs without shareholder approval.
No Employment Agreement with CEO or NEOs. Mr. Bakker, our CEO, does not have and has never had an employment agreement with the Company. We do not have any employment agreements with our other NEOs as well.
No Single Trigger on Change in Control Benefits. Change in control benefits are provided only if there is both a change in control and qualifying termination.

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CEO Pay vs. Realized Pay vs. Company Performance

The Summary Compensation Table on page 56 discloses annual compensation for our NEOs in accordance with SEC regulations. These regulations require Long-Term Incentive awards to be presented at their grant date value according to accounting rules. While grant-date pay can be a helpful measure for comparing target pay across companies, it does not reflect the actual value delivered to the NEOs based on Company performance.

In order to better assess the relationship between pay and performance, the Compensation Committee reviews NEOs’ realized compensation and performance, as well as realized compensation and performance relative to our peer group. The following table explains Summary Compensation Table pay and realized compensation and how they differ.

Pay Summary	Description
Summary Compensation Table (“SCT”)

SEC mandated disclosure

Compensation awarded in the reporting year, as well as value estimates for other types of compensation.

Base salary, bonuses, and cash incentives reflect amounts earned relative to year of service. Long-Term Incentive awards reflect grant-date fair value of restricted shares, stock appreciation rights, and performance shares.

Realized Compensation

Used to measure impact of performance on pay

Compensation earned during the reporting year, including the actual results of performance- based Long-Term Incentive compensation, plus compensation awarded prior to the reporting year that remains dependent on Company performance.

Base salary, bonuses, and cash incentives reflect amounts earned relative to year of service (consistent with the SCT). Long-Term Incentive awards reflect the value of restricted shares that vested during the period, performance awards paid out during the period, the value of stock appreciation rights exercised during the period, and changes in the value of unvested restricted shares and stock appreciation rights based on changes in stock price during the period.

Hubbell’s CEO Pay is aligned with performance.

The graph below identifies for Hubbell and our Peer Group (as described on page 42) the relationship between CEO pay rank and relative return to shareholders. Each blue dot represents a company in the Peer Group, and the yellow dot represents Hubbell for 2022. The shaded area marks the range that characterizes ideal pay-for-performance alignment given the pay-for-performance relationships exhibited across the peer group. “Hubbell (2022)” in the below graph reflects our CEO’s 2022 realized compensation and TSR performance. Peer company estimated compensation reflects 2021 compensation as reported, including 2022 stock price performance and corresponding 2022 TSR performance. Hubbell (2022) illustrates that our CEO’s compensation is aligned with the Company’s TSR performance.

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Elements of Compensation

Hubbell’s compensation program puts the majority of pay at risk dependent on Hubbell’s performance.

The above chart represents Mr. Bakker’s compensation as of December 31, 2022, compared to compensation for the other NEOs.

Our pay for performance compensation philosophy is intended to reward our executives for their contributions toward achievement of the Company’s business strategy and goals. The Company provides its executives with a total direct compensation package consisting of fixed and variable elements that deliver competitive compensation that enhances the Company’s ability to attract and retain high quality management talent. Our compensation objectives and business strategy drive how our Compensation Committee designs the elements of our compensation program, as outlined in the following table.

2022 Compensation	What?	When?	How?	Link to Strategy and Performance
Base Salary	Fixed Cash	Annual	Reviewed annually for potential adjustment based on factors such as market competitiveness, individual performance and scope of responsibility.	Competitive fixed cash compensation that attracts high caliber executives to lead our Company.
Short-Term Incentive	Variable Cash	Annual	Based on achievements with respect to the Company’s financial goals and individual performance against the Company’s strategic objectives.	Designed to motivate our executives to attain short-term performance goals that are linked to our long-term financial and strategic performance objectives.
Long-Term Incentive 50% Performance Shares	Variable Equity	3-year perform- ance period	Performance metrics: relative sales growth, adjusted operating profit margin, and relative total shareholder return.	Motivates executives to achieve critical long-term financial goals of the Company. Aligns executives’ and shareholders’ interests in share price appreciation.
25% Stock Appreciation Rights (SARs)	Variable Equity	3-year period, ratable	Provides value based on the appreciation in our stock price between the date of grant and the date of exercise.	Aligns executives’ and shareholders’ interests in share price appreciation.
25% Restricted Shares	Variable Equity	3-year period, cliff	Represents a grant of shares of Hubbell’s Common Stock that vest after a three-year period.	Promotes the retention of key executives. Aligns executives’ and shareholders’ interests in share price appreciation.

Roles for Designing and Delivering Compensation

Hubbell has a clearly defined process and roles in making decisions about executive compensation.

Role	Process
Compensation Committee	Oversees programs and has ultimate responsibility
Independent Compensation Consultant	Provides market data, insight, and support to the Compensation Committee
CEO and Management	Provide data and limited input to the Compensation Committee
Shareholders	Feedback drives our compensation program design

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Process and Timeline for Designing and Delivering Compensation

The Compensation Committee follows a comprehensive process to determine compensation values and program design that is informed by Peer Group and market data and supported by the review and advice of an independent compensation consultant.

Over the course of four planned meetings each year, consistent Compensation Committee agendas ensure thorough review of compensation design and levels for our NEOs. In addition to the meetings described below, the Compensation Committee may schedule additional meetings throughout the year. The below sets forth a subset of the various topics the Compensation Committee considers in consultation with Exequity.

FEBRUARY

•  Approve base pay changes, Short-Term Incentive targets and Long-Term grant values.

•  Finalize performance share payouts for the three-year performance period ending the previous December.

•  Approve performance goals for the long-term and short-term programs.

•  Review tally sheets(1) for all NEOs and officers of the Company.

APRIL / MAY

•  Pay for performance and realized compensation analysis for prior year and three-year periods.

•  Executive compensation design trends and regulatory review.

•  Review Peer Group.

•  Conduct risk assessment.

SEPTEMBER

•  Review executive compensation benchmarking against the Peer Group and the general market.

•  Review/discuss any program design changes for upcoming year.

•  Conduct review of the Short-Term Incentives and Long-Term performance grants.

•  Review Short-Term Incentive and Long-Term Incentive projections.

DECEMBER

•  Conduct initial review of individual executive compensation changes for upcoming year.

•  Review/discuss any program design changes for upcoming year.

•  Conduct review of the Short-Term Incentives and Long-Term performance grants.

•  Review Short-Term incentive targets and Long-Term Incentive projections.

(1)	Tally sheets identify and value each element of compensation, including base salary, Short-Term and Long-Term Incentive awards, pension benefits, deferred compensation, perquisites, potential change in control and severance benefits and provide an aggregate sum for each NEO and officer.

Role of the Compensation Committee and the Independent Compensation Consultant

The Compensation Committee determines the Company’s compensation philosophy and approves each element of executive compensation. The Compensation Committee relies on advice and data provided by Exequity, an independent compensation consultant engaged by the Compensation Committee. Exequity does not advise management and receives no compensation from the Company for services other than those provided to the Compensation Committee and the NCGC (for which it provides guidance on independent Director compensation; see the “Director Compensation” section on page 29). Although the Compensation Committee considers recommendations made by the CEO with respect to executive compensation for executives other than himself, the Compensation Committee is solely responsible for making all executive compensation decisions.

The Compensation Committee discusses its compensation philosophy with Exequity and expects Exequity to present options for award practices and to provide context for any proposals, but otherwise does not impose any specific limitations or constraints on or direct the manner in which Exequity performs its advisory services. As advisor to the Compensation Committee, Exequity reviews the compensation strategy and pay levels for the Company’s NEOs, examines all aspects of the Company’s executive compensation programs to ensure the support of the Company’s business strategy and objectives, informs the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs and provides general advice with respect to all compensation decisions pertaining to the CEO and to all officer compensation recommendations submitted by management.

The Compensation Committee assesses the independence of Exequity annually and has concluded that no conflict of interest currently exists or existed in 2022 that would prevent Exequity from providing independent advice to the Compensation Committee regarding executive compensation matters. In making this determination, the Compensation Committee considered, among other things, the following factors: (1) Exequity did not provide any non-compensation-related services (and did not receive any fees for any non-compensation-related services); (2) the engagement complied with Exequity’s internal conflict of interest policies; (3) there are no other business or personal relationships between Company management or members of the Compensation Committee and any representatives of Exequity who provide services to the Company; and (4) neither Exequity nor any representatives of Exequity who provide services to the Company own any Common Stock or other Hubbell securities.

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Compensation Peer Group

The Compensation Committee assesses each element of executive compensation against the median compensation levels paid to executives in comparable positions in similar industries. The Compensation Committee reviewed 2021 benchmark data from two sources, the Peer Group and general industry survey data to help inform 2022 target compensation. The Peer Group used to determine pay levels for 2022 was constructed using three criteria, as described below:

Industry Affiliation	Similar Size		Competitors for Talent
Companies in the Peer Group are manufacturing or distribution companies in the electrical space.	Companies in the Peer Group range from approximately 0.6x to 3x the revenue size of Hubbell, with Hubbell at the 54th percentile of revenue.		Companies in the Peer Group are ones we would consider as competing for the critical sales, engineering and other functional talent that drives our business.

Acuity Brands, Inc.	Donaldson Company, Inc.	IDEX Corporation	Sensata Technologies Holding plc
AGCO Corporation	Dover Corporation	ITT Inc.	Snap-on Incorporated
AMETEK, Inc.	EnerSys	Lincoln Electric Holdings, Inc.	WESCO International, Inc.
Carlisle Companies Incorporated	Fastenal Company	Regal Rexnord Corporation	Woodward, Inc.
Crane Holdings, Co.	Fortive Corporation	Rockwell Automation, Inc.	Xylem, Inc.
Curtiss-Wright Corporation	Fortune Brands Innovations, Inc.	Roper Technologies, Inc.

2022 Compensation Results

The Committee targets the 50th percentile of the Peer Group data for compensation elements.

Base Salary

Base salary is the principal fixed component of total direct compensation paid to the NEOs. Salaries are determined by reference to prevailing market pay rates, scope of job responsibility and performance considerations. The Company intends its base salary expenditures to be consistent with those incurred by similarly positioned companies in our industry, so the Compensation Committee expects base salaries to approximate the 50th percentile of the benchmark community practices. Annually, the Compensation Committee reviews and approves increases as appropriate for the NEOs to ensure their base salaries remain close to market-representative pay levels. In February 2022, the Compensation Committee, after consultation with Exequity, approved certain market and performance-based increases to the base salaries of the NEOs.

Short-Term Incentive Compensation

Hubbell’s Short-Term Incentive program emphasizes our most critical annual financial metrics, Earnings Per Share and Cash Flow.

Hubbell’s Short-Term Incentive (“STI”) program, which provides benefits under our Incentive Compensation Plan, is similar to executive STI award plans that are common at other companies in the general manufacturing environment. Maintaining an STI program that typifies those used elsewhere makes the Company’s program competitive and helps us attract and retain high quality executive talent. Actual STI awards can range in size from 0% to 200% of an NEO’s STI target, and are only paid to the extent the Company achieves the performance goals established by the Compensation Committee at the beginning of each year. These goals are intended to be challenging, and consistent with the Compensation Committee’s view of strong business performance. The Compensation Committee may also use its discretion to reduce (but not increase) the actual amount of the STI awards paid. Payouts are delivered in cash, subject to applicable tax withholding.

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Other elements of the STI program include:

•	The STI payout mix for the NEOs is based 80% on financial performance of the enterprise or business segment, as applicable, and 20% on their individual contributions to Hubbell’s strategic objectives. Strategic objectives, as described more fully on page 45, are annual targets that align to Hubbell’s strategic priorities across our key pillars of Serve Our Customer, Grow the Enterprise, Operate with Discipline, and Develop our People.
•	Payouts for threshold performance are 50% of target, and payouts are capped at 200% of target for above target performance. No payout is provided if threshold performance is below 50% of target. Payouts are limited to no more than $5 million per person per year.
•	The Compensation Committee may use negative, but not positive discretion on payouts.
•	Metrics are evaluated annually and are reviewed to ensure they drive business performance and complement the metrics in the Long-Term Incentive program.

Annual Short-Term Incentive Targets

The Compensation Committee approves annual STI targets for the NEOs based on the 50th percentile of Peer Group data. STI targets are expressed as a percentage of base salary. If targets are changed during the course of the year, the full year target is pro-rated to reflect pre- and post-change periods. The 2022 target awards for the NEOs are shown below.

NEO	Annual Bonus Target
Gerben W. Bakker	115%
William R. Sperry	90%
Allan J. Connolly	75%
Peter J. Lau	75%
Katherine A. Lane	70%
Alyssa R. Flynn	50%

STI Design and Metrics

Hubbell’s 2022 STI program for our NEOs is designed to drive performance on our most critical short-term objectives.

STI DESIGN

(1)	Adjusted earnings per share and free cash flow are non-GAAP financial measures. A reconciliation to the comparable GAAP financial measures can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 9, 2023.

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STI METRICS

The following table explains the metrics and measurements in Hubbell’s 2022 STI design.

Metric	Level Measured	How is it calculated?	Why is it included in the STI Program?
Adjusted Earnings Per Share (EPS)(1)	Enterprise	Adjusted net income divided by outstanding shares of Common Stock.	Affects TSR most directly and is the most critical measure of growth.
Operating Profit (OP)	Business Segment	Segment level net sales less cost of goods sold and selling and administrative expenses.	The most comprehensive measure of business segment performance; represents the direct impact of the segment leader on the business.
Free Cash Flow (FCF)(1)	Enterprise	Cash flow from operations less capital expenditures.	Demonstrates management’s ability to generate cash for the business for on-going operations and future investments.
Operating Cash Flow (OCF)	Business Segment	Net cash from operating activities.	Demonstrates segment leaders’ ability to manage on-going operations in a positive manner, generating cash for the enterprise.
Strategic Objectives	Individual	Compensation Committee evaluation of the CEO’s and other NEOs’ individual impact on Hubbell’s strategic objectives (including CEO input regarding the other NEOs).	Strategic objectives prioritize the most critical short-term and long-term actions for the business in order to deliver shareholder value.
(1)	Adjusted earnings per share and free cash flow are non-GAAP financial measures. A reconciliation to the comparable GAAP financial measures can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 9, 2023.

STI Calculations

As shown below, the NEOs’ STI awards are calculated differently depending on their respective roles at Hubbell.

Step 1 - Determine the STI Target

Step 2 - Multiply the STI Target by STI Payout Factors

I Mr. Bakker, Mr. Sperry, Ms. Lane and Ms. Flynn

I Mr. Connolly and Mr. Lau(1)

(1)	Mr. Lau’s STI award was paid pursuant to his Separation Agreement. See the “Separation Agreement” section on page 66.

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Enterprise and Segment Level Measures

Targets for EPS (65% weighting of overall financials) and Free Cash Flow (35% weighting of overall financials) are approved by the Compensation Committee in February of each year.

In addition to the enterprise measures, which are a part of the STI Design for all NEOs, NEOs who are responsible for business segments within the enterprise are also measured on the financial performance of their segments. In the segments, financial performance is measured through Operating Profit and Operating Cash Flow.

Strategic Objectives

For all the NEOs, a portion of their 2022 STI award is based on the attainment of Hubbell’s strategic objectives. Strategic objectives are set at the beginning of each year in the categories listed below. At the end of the annual performance period, the Compensation Committee, with input from the CEO and senior management, evaluates Hubbell’s performance on these objectives, and assigns a payout factor for this portion (20%) of the NEO’s overall STI payout. Payout factors can range from 0-200%. The objectives that were set for 2022 are as follows:

SERVE OUR CUSTOMERS	OPERATE WITH DISCIPLINE	GROW THE ENTERPRISE	DEVELOP OUR PEOPLE
We strive to exceed customer expectations by providing exceptional service and implementing processes that make it easy to do business with us.	We implement industry leading processes to ensure a productive, safe and compliant organization, and maximize our footprint for operational efficiency.	We continue to grow our organization, both through developing innovative new products and by acquiring complementary businesses.	We recruit, hire and develop talent that meets and anticipates the ever-changing needs of our enterprise, while fostering an inclusive and diverse workplace.

2022 Performance Results and Payout

Enterprise Level Measures

For 2022, adjusted earnings per share(1) was $10.62, which the Compensation Committee then reduced for predetermined discrete items not considered in determining the performance versus target, including unspent but planned restructuring and related expenses as well as a one-time impact to the financials from changes in foreign currency exchange rates. These adjustments had no impact on the overall payout given the Company’s overall performance.

The table below shows the enterprise targets and financial payout for 2022 as reviewed and approved by the Compensation Committee.

Metric	Target	Performance vs. Target	Payout %
Adjusted Earnings Per Share(1)	$9.10	117%	200%
Free Cash Flow(1)	$470M	110%	148%
Blended Payout for Enterprise Level Financial Metrics			182%
(1)	Adjusted earnings per share and free cash flow are non-GAAP financial measures. A reconciliation to the comparable GAAP financial measures can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operation in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 9, 2023.

Segment Level Measures

Mr. Connolly leads the Utility Solutions segment and had a portion of his STI based on the Operating Profit and Operating Cash Flow performance of that business segment.

Utility Solutions Segment

Metric	Target	Performance vs. Target	Payout %
Operating Profit	122% (% vs. PY)	123%	200%
Operating Cash Flow	116% (% of OP)	112%	161%
Blended Payout for Segment Level Financial Metrics			186%

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Mr. Lau led the Electrical Solutions segment until his separation from the Company on September 30, 2022. Mr. Lau’s annual cash incentive award was paid pursuant to his Separation Agreement. See the “Separation Agreement” section on page 66.

Electrical Solutions Segment

Metric	Target	Performance vs. Target	Payout %
Operating Profit	105% (% vs. PY)	104%	119%
Operating Cash Flow	104% (% of OP)	107%	134%
Blended Payout for Segment Level Financial Metrics			124%

Strategic Objective Measures

At the end of the annual performance period, Hubbell’s performance on the strategic objectives for 2022 was evaluated to determine the payout percentage for this portion of the Short-Term Incentive. Over the course of 2022, the Company made progress against all the strategic objectives as outlined below.

Strategic Objective	Achievements
Serve our Customers	• Increased digital commerce capabilities and sales. • Increased enterprise sales tools and training activities.
Operate with Discipline	• Successfully managed price cost productivity. • Continued positive execution on footprint and restructuring projects.
Grow the Enterprise

•  Achieved 2025 emissions and water reduction goals in 2022.

•  Exceeded targets on strategic innovation and exceeded sales projections on new product development.

•  Sold C&I lighting business and acquired 3 new companies (PCX, Ripley Tools and REF).

Develop our People

•  Increased focus and participation on leadership development programs and retention of top talent.

•  Completed employee engagement survey with best in class employee response rate of over 80% and developed action plans across the Company.

To determine the payout of the strategic objective portion of the NEOs’ 2022 Short-Term Incentive, the achievements in each of the four strategic pillars (as described above) were assessed on a scale of 0 - 200%. The rating for each of the four strategic objectives was then averaged with equal weighting to determine a final payout percentage. Based on the strong performance outlined above, the weighted average across all four objectives resulted in a 135% payout for this component.

In addition to leadership on the enterprise-wide objectives as described above, factors considered by the Board and the Compensation Committee in evaluating the performance of the CEO for the 20% strategic portion of his STI award include objectives targeted against Hubbell’s vision to be a valued investment, an inclusive organization, and an exceptional customer partner. In considering Mr. Bakker’s performance in such areas, and in light of the overall assessment of the enterprise as described above, the Compensation Committee approved a 135% payout for Mr. Bakker for the strategic portion of his STI award.

Short-Term Incentive Payout

The following table shows the STI award earned by each of the NEOs. These amounts also appear in the Non-Equity Incentive Plan Compensation column of the SCT on page 56.

	Performance Measures/Results
	EPS and Free Cash Flow (Enterprise Level)	Operating Profit and Operating Cash Flow (Business Level)	Strategic Objectives (Individual)	Total Composite Payout	STI Target ($)	STI Award ($)
Gerben W. Bakker	182%	—	135%	173%	1,199,450	2,075,000
William R. Sperry	182%	—	135%	173%	625,500	1,082,100
Allan J. Connolly	182%	186%	135%	174%	457,500	796,100
Peter J. Lau(1)	182%	124%	N/A	N/A	450,000	N/A
Katherine A. Lane	182%	—	135%	173%	357,000	617,600
Alyssa R. Flynn	182%	—	135%	173%	195,000	337,400
(1)	Mr. Lau’s STI award was paid pursuant to his Separation Agreement. See the “Separation Agreement” section on page 66.

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Long-Term Incentive Compensation

Hubbell maintains a Long-Term Incentive (“LTI”) plan that extends to its top talent the opportunity to earn rewards in the form of Company Common Stock pursuant to the Company’s Amended and Restated 2005 Incentive Award Plan (as amended and in effect, the “Equity Plan”). The Equity Plan is designed to:

•	Generate growth in the Company’s share price by rewarding activity that enhances enterprise value.
•	Ensure long-term rewards are commensurate with performance.
•	Help leadership accumulate shares, ensuring greater alignment with shareholders.
•	Motivate, retain, and reward the NEOs.

We believe the design of our LTI program creates a long-term performance-based orientation and encourages executives to remain with the Company.

The value of LTI awards granted to our executives each year is based on several factors, including external benchmarking practices, the Company’s short- and long-term financial performance, the value of awards granted in prior years, succession considerations and individual performance.

Our LTI program includes financial metrics that align with our business strategy and closely correlate with shareholder return within our Peer Group.

Performance Share Awards

Our performance share program continues to evolve in response to our shareholders’ feedback to ensure alignment with our business strategy. The following table outlines the outstanding performance awards granted to our NEOs.

Grant Date	Performance Period	Program Metrics	Status	See Page(s)
Feb. 2022	2022 – 2024	Relative Sales Growth, Adjusted Operating Profit Margin(1), Relative Total Shareholder Return	Pending end of performance period	48
Feb. 2021	2021 – 2023	Relative Sales Growth, Operating Profit Margin, Relative Total Shareholder Return	Pending end of performance period	49
Feb. 2020	2020 – 2022	Relative Sales Growth, Operating Profit Margin, Trade Working Capital as % of Revenue, Relative TSR Modifier	Performance period complete	50-51

In all cases, the actual number of performance shares earned by an NEO will be determined at the end of the three-year period based on Company performance as measured by the performance metrics and targets set out at the time of the grant, all of which are described in the following pages.

Performance Share Award Index

For all relative measures in the Performance Share Program, Hubbell uses the S&P Capital Goods 900 Index which is a compilation of the S&P 400 and S&P 500 Capital Goods indices and not a published index. The Compensation Committee chose this group as it is the most direct comparison to Hubbell’s business and size than any other index.

(1)	Adjusted operating profit margin is a non-GAAP financial measure. A reconciliation to the comparable GAAP financial measure can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 9, 2023.

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Performance Share Grant Design (2022 Grant)

Performance Share Grants made in February of 2022 are comprised of three equally weighted metrics: Relative Sales Growth, Adjusted Operating Profit Margin(1), and Relative Total Shareholder Return. In 2022, the Compensation Committee decided to change the operating profit margin metric to adjusted operating profit margin(1) to further align across incentive plans and to tie incentive targets to the underlying performance of our business. The table below details the metrics and calculation methodology, and why each metric is important to the business.

Metric	Weight	How is it calculated?	Why is it included in the LTI Program?
Relative Sales Growth	34%	Hubbell’s compounded annual growth rate as compared to the companies that make up the S&P Capital Goods 900 Index.	Drives growth initiatives, including organic growth, new product development, innovation, and acquisition performance.
Adjusted Operating Profit Margin(1)	33%	Adjusted operating income divided by net sales, as compared to a target set at the beginning of the performance period.	Focuses NEOs on margin expansion and productivity, while they execute operational objectives including footprint optimization and product rationalization.
Relative TSR	33%	Total Shareholder Return (average of the last 20 trading days of the preceding performance period as compared to the average of the last 20 trading days of the performance period, with dividends reinvested as shares), as compared to the companies that make up the S&P Capital Goods 900 Index.	Provides balance between internal and external performance and ensures alignment with shareholder value creation.

Performance Share Grant Targets (2022 Grant)

The table below sets out each metric at the enterprise level, the respective goals for the three-year period, and the payout percentage of performance shares that would be earned at each specified level of performance. Internally, we communicate to our executives the quartile performance of our peers and Hubbell for each metric and focus our executives on achieving top or 2nd quartile performance, while looking to avoid 3rd or 4th quartile performance. As part of the 2022 LTI design, relative scales align explicitly with this approach.

RELATIVE SALES GROWTH
	Target(2)	Payout
Max	> 75th percentile	200%
Target	50th percentile	100%
Threshold	25th percentile	50%
No Payout	< 25th percentile	0%

ADJUSTED OPERATING PROFIT MARGIN(1)
	Target(2)	Payout
Max	17%	200%
Target	15.25%	100%
Threshold	13.5%	50%
No Payout	< 13.5%	0%

RELATIVE TSR
	Target(2)	Payout
Max	>75th percentile	200%
Target	50th percentile	100%
Threshold	25th percentile	50%
No Payout	< 25th percentile	0%
(1)	Adjusted operating profit margin is a non-GAAP financial measure. A reconciliation to the comparable GAAP financial measure can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 9, 2023.
(2)	If the Company’s performance for any of the performance metrics falls between the percentages listed on the table, the percentage performance shares earned will be determined by linear interpolation.

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Performance Share Grant Design (2021 Grant)

Performance share grants made in February 2021 are based on three equally weighted metrics, which are explained in the table below.

Metric	Weight	How is it calculated?	Why is it included in the LTI Program?
Relative Sales Growth	34%	Hubbell’s compounded annual growth rate as compared to the companies that make up the S&P Capital Goods 900 Index.	Drives growth initiatives, including organic growth, new product development, innovation, and acquisition performance.
Operating Profit Margin	33%	Operating income divided by net sales, as compared to a target set at the beginning of the performance period.	Focuses NEOs on improving pricing, productivity, and costs while they execute operational objectives including footprint optimization and SKU rationalization.
Relative TSR	33%	Total Shareholder Return (average of the last 20 trading days of the preceding performance period as compared to the average of the last 20 trading days of the performance period, with dividends reinvested as shares), as compared to the companies that make up the S&P Capital Goods 900 Index.	Provides balance between internal and external performance and ensures alignment with shareholder value creation.

Performance Share Grant Targets (2021 Grant)

The table below sets out each metric at the enterprise level, the respective goals for the three-year period, and the payout percentage of performance shares that would be earned at each specified level of performance.

RELATIVE SALES GROWTH
	Target(1)	Payout
Max	> 75th percentile	200%
Target	50th percentile	100%
Threshold	25th percentile	50%
No Payout	< 25th percentile	0%

OPERATING PROFIT MARGIN
	Target(1)	Payout
Max	15.5%	200%
Target	14.5%	100%
Threshold	13%	50%
No Payout	< 13%	0%

RELATIVE TSR
	Target(1)	Payout
Max	>75th percentile	200%
Target	50th percentile	100%
Threshold	25th percentile	50%
No Payout	< 25th percentile	0%

(1)	If the Company’s performance for any of the performance metrics falls between the percentages listed on the table, the percentage performance shares earned will be determined by linear interpolation.

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Performance Share Grant Design (2020 Grant)

Performance share grants made in February 2020 are based on three equally weighted metrics, with a possible Relative TSR modifier, as explained in the following table.

Metric	Weight	How is it calculated?	Why is it included in the LTI Program?
Relative Sales Growth	34%	Hubbell’s compounded annual growth rate as compared to the companies that make up the S&P Capital Goods 900 Index.	Drives growth initiatives, including organic growth, new product development, innovation, and acquisition performance.
Operating Profit Margin	33%	Operating income divided by net sales, as compared to a target set at the beginning of the performance period.	Focuses NEOs on improving pricing, productivity, and costs while they execute operational objectives including footprint optimization and SKU rationalization.
Trade Working Capital as a % of Sales	33%	Accounts receivable plus inventory minus accounts payable, the result of which is divided by net sales, as compared to a target set at the beginning of the performance period.	Encourages focus on activities that improve operational effectiveness and cash generation, specifically inventory management and accounts payable/ receivable.
Relative TSR	Modifier	Modifies the award up or down if Total Shareholder Return (average of the last 20 trading days of the preceding performance period as compared to the average of the last 20 trading days of the performance period, with dividends reinvested as shares), is in the top or bottom 25% as compared to the companies that make up the S&P Capital Goods 900 Index.	Provides balance between internal and external performance and ensures alignment with shareholder value creation.

Performance Share Grant Targets (2020 Grant)

The table below sets out each metric at the enterprise level, the respective goals for the three-year period, and the payout percentage of performance shares that would be earned at each specified level of performance.

RELATIVE SALES GROWTH
	Target(1)	Payout
Max	> 80th percentile	200%
Target	50th percentile	100%
Threshold	35th percentile	50%
No Payout	< 35th percentile	0%

OPERATING PROFIT MARGIN
	Target(1)	Payout
Max	16%	200%
Target	14.5%	100%
Threshold	13%	50%
No Payout	< 13%	0%

TRADE WORKING CAPITAL (as % of sales)
	Target(1)	Payout
Max	18.5%	200%
Target	19%	100%
Threshold	20%	50%
No Payout	> 20%	0%

(1)	If the Company’s performance for any of the performance metrics falls between the percentages listed on the table, the percentage performance shares earned will be determined by linear interpolation.

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TSR MODIFIER
Relative TSR Percentile	Target
= or > 75th	X 150%
> 25th to < 75th	X 100%
< or = 25th	X 50%

Performance Share Grant Payout (2020 Grant)

The performance period for the LTI performance share grant made in February 2020 ended on December 31, 2022. The table below shows Hubbell’s actual performance with respect to each metric, and the associated payouts.

Metric	Weight	Target for 100% Payout	Actual Performance	Payout	TSR Modifier(2)	Final Payout
Projected Relative Sales Growth(1)	34%	50th percentile	63rd percentile	145%	150%	218%
OP Margin	33%	14.5%	14.6%	107%	150%	161%
Trade Working Capital	33%	19%	19.2%	90%	150%	135%
BLENDED PAYOUT ACROSS PERFORMANCE SHARES						171%

(1)	The calculation of the relative sales growth measure is dependent upon public availability of financial results from our peer companies. The Compensation Committee cannot determine the level of achievement of the performance criteria until a sufficient number of S&P Capital Goods 900 Index companies report their earnings for the year ended December 31, 2022. As a result, the actual payout results for the 2020-2022 performance share award grants based on Relative Sales Growth will not be determined until April 2023 and such payouts will not be approved by the Compensation Committee until April 2023 after the filing of this Proxy Statement. The above projections reflect the results available as of March 20, 2023, including consensus estimates for sales growth for the Peer Group. Shareholders are cautioned that this information is preliminary, is subject to change based on the actual reported results of the S&P Capital Goods 900 Index companies and has not been approved by the Compensation Committee.
(2)	The actual performance for the TSR Modifier resulted in a 87th percentile ranking which resulted in a payout of 150%.

Shares Received for the 2020 Grant

NEO	Target Shares (February 2020)	Final Shares (February 2023)
Gerben W. Bakker	11,218	19,219
William S. Sperry	5,352	9,169
Allan J. Connolly	3,345	5,730
Peter J. Lau	—	—
Katherine A. Lane	2,509	4,297
Alyssa R. Flynn	619	1,060

Stock Appreciation Rights (“SARs”)

A SAR gives the holder the right to receive, once vested, the value in shares of the Company’s Common Stock equal to the positive difference between the base price and the market value of a share of Common Stock upon exercise. Generally, SARs vest in three equal installments on each of the first three anniversaries of the grant date. The base price used to determine the value of the SARs is the mean between the high and low trading prices of the Company’s Common Stock as reported on the NYSE on the trading day immediately preceding the date of grant (i.e. for the February 8, 2022 grants, February 7, 2022 - $185.87). The Company uses this measure for two reasons: (i) using the trading prices from the day before the grant enables the Compensation Committee to know the exact grant price and therefore the exact value of each grant before it is made; and (ii) because of the relatively low volume at which the Company’s stock trades, the mean represents a more accurate picture of the fair market value of the stock than does the closing price. For purposes of determining individual award levels, the number of shares subject to each SAR is formulated on the basis of a modified Black-Scholes calculation. See the section entitled “Equity Award Plan Vesting Provisions-Grant Terms” on page 59 for additional information on the terms of these awards.

Time Based Restricted Stock

Time based restricted stock provides incentives for executives to remain employed by the Company and to create and maintain value for shareholders because the value of a restricted share depends on the executive’s continued employment and the value of the Company’s stock on the vesting date. Restricted stock awards are granted in shares of the Company’s Common Stock and generally vest on the third-year anniversary of the grant date.

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Other Compensation Policies and Benefit Programs

Stock Ownership and Retention Policy

Hubbell has stock ownership requirements for its NEOs that they each currently satisfy.

The Company has a Stock Ownership and Retention Policy (the “Stock Ownership Policy”) that is applicable to the NEOs, the other officers of the Company, senior level employees and the Directors. The terms and conditions of the Stock Ownership Policy are annually reviewed by the Compensation Committee and Exequity to ensure consistency with current market practices and external benchmarks and alignment between the interests of the employees covered by the Stock Ownership Policy and the interests of the Company’s shareholders.

The Stock Ownership Policy provides:

•	A covered employee who has not yet satisfied the applicable ownership minimum must retain 100% of the net shares acquired pursuant to the exercise of a SAR and all other shares that person directly or indirectly acquires.
•	Once the minimum share ownership level is satisfied, a covered employee is expected to continue to satisfy such requirement for as long as they are subject to the policy.
•	Shares that count toward the minimum share ownership requirement include shares held directly and indirectly by the covered employee, including restricted stock granted under the Equity Plan, and in-the-money vested (but unexercised) SARs. Shares underlying unearned performance shares are not counted.
•	Covered employees have approximately five (5) years from the earliest date they become subject to the Stock Ownership Policy to achieve their minimum ownership requirement. A covered employee who is promoted to a position with a higher minimum ownership requirement similarly has five (5) years to increase their holdings to satisfy the new requirement.

The policy requires covered employees to attain a minimum share ownership level equal to their base salary times a certain multiplier, as indicated in the below table.

Minimum Stock Ownership Requirement

As of December 31, 2022, all NEOs (other than Mr. Lau, who departed Hubbell on September 30, 2022) are in compliance with the Stock Ownership Policy. The Stock Ownership Policy can be viewed on the Company’s website at www.hubbell.com.

Compensation Recovery Policy (Clawback)

Hubbell’s Compensation Recovery Policy provides that an executive (including a NEO), who is determined to have engaged in fraud or other gross misconduct that contributed in whole or in part to a restatement of the Company’s financial results, may be subject to any one or more of the following disciplinary actions:

•	Termination of employment.
•	Recovery of all or any portion of any performance-based cash or equity paid or vested during the previous three years that would otherwise not have been paid or vested based on the restated financial results.
•	Cancellation or forfeiture of any performance-based cash or equity awards not yet paid or vested or offset against future awards.

The Compensation Committee annually reviews the Compensation Recovery Policy and benchmarks the provisions with its independent compensation consultant, Exequity. The Compensation Committee is in the process of further evaluating the Compensation Recovery Policy in light of the proposed new NYSE listing rule, and will make changes as required to comply with the NYSE requirements once they have been finalized. All actions taken under this policy will be determined by the Board of Directors in its sole discretion upon consultation with the Audit Committee and the NCGC.

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Policy Prohibiting Hedging and Pledging

Our officers, Directors, and certain employees designated by Hubbell’s Senior Vice President, General Counsel and Secretary who may have access to material, non-public information about Hubbell and its financial condition, as well as anyone living in such restricted persons’ households and any entities directly or indirectly controlled by such restricted persons, are prohibited from (i) engaging in hedging, monetization transactions or similar arrangements involving our stock, including short sales, margin transactions, put or call options, and derivatives such as swaps, forwards, and futures transactions; (ii) pledging our stock as collateral for a loan, credit, stop loss, or any other limit orders placed with a broker, except pursuant to an approved 10b5-1 plan; and (iii) purchasing our stock on margin or holding our securities in a margin account.

Employee Benefits

NEOs receive employee health and welfare and retirement benefits that are generally available to all employees, which include cafeteria-style plans that provide medical, dental, prescription, life insurance, disability and the option to purchase other voluntary benefits. The NEOs also receive certain additional retirement benefits, limited perquisites (as detailed on page 54), severance and change in control protections. These additional benefits are similar to the types and amounts available to senior executives of other manufacturing companies as demonstrated in benchmark data. The following outlines the benefit plans available to the NEOs. The purpose of these plans is, as applicable, to provide retirement planning tools to such senior employees and thus assist the Company in attracting and retaining senior management.

Retirement Plans and Nonqualified Deferred Compensation Plans

Qualified Pension Plans

The Company maintains a defined benefit pension plan (the “DB Plan”) and a defined contribution retirement plan (the “DC Plan”) in which NEOs participate along with the other Hubbell employees.

Employees hired after December 31, 2003, are not eligible to participate in the DB Plan but may participate in the DC Plan. The Company closed the DB Plan to new employees after 2003 after determining that a plan of this nature was no longer necessary to attract talent in the marketplace. Service credit under the DB Plan ceased effective February 28, 2017, and a subsequent freeze on eligible compensation was effective December 31, 2020. Mr. Bakker is the only NEO who is a participant in the DB Plan.

The DC Plan provides that the Company will make a fully vested annual non-elective Company contribution of 4% of eligible earnings on behalf of all eligible participants, including the NEOs. Additionally, the Company makes a matching contribution equal to 50% of the first 6% of a participant’s eligible earnings contributed to the DC Plan, subject to Code limitations. NEOs are participants in the DC Plan on the same terms as other employees in the Company.

Non-Qualified Supplemental Retirement Plans

Certain senior executives of the Company, including the NEOs, are eligible to participate in supplemental retirement plans including the Top Hat Restoration Plan (“DB Restoration Plan”) and the Defined Contribution Restoration Plan (“DC Restoration Plan”) which are available to DB Plan and DC Plan participants, respectively, with compensation in excess of Code limitations applicable to qualified plans.

The DB Restoration Plan is an “excess benefit plan” under which participants in the DB Plan receive additional retirement benefits, calculated in the same manner as benefits are calculated under the DB Plan, but without regard to the applicable limits on compensation or benefit accruals imposed by the tax-qualified plan rules. Mr. Bakker is the only NEO who is a participant in the DB Restoration Plan, and he ceased to accrue benefits under the DB Restoration Plan when the DB Plan was frozen. The DC Restoration Plan, also an “excess benefit plan,” enables participants in the DC Plan to receive Company contributions equal to the additional contributions they would have received under the DC Plan, but for the compensation limits imposed by the tax-qualified plan rules.

The DB Restoration Plan and DC Restoration are intended to promote the retention of our eligible senior management employees by providing them with the opportunity to earn pension and retirement benefits that supplement the benefits available under the Company’s tax-qualified retirement plans.

Executive Deferred Compensation Plan

The Company has a non-qualified Executive Deferred Compensation Plan (“EDCP”), which permits senior employees, including our NEOs, to defer the receipt of up to 50% of their base salary and 100% of their short-term incentive award. The EDCP also provides for discretionary contributions by the Company. No Company discretionary contributions were made in 2022. Amounts deferred under the EDCP are credited with earnings reflecting individual investment directions made by each participant. See the “Non-Qualified Deferred Compensation in Fiscal Year 2022” section on page 63.

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Perquisites

In 2022, the Company provided the following limited perquisites to the NEOs: relocation benefits and related tax gross-ups, financial planning and tax preparation services and limited personal travel on the Company aircraft. These perquisites provide flexibility to the executives and increase travel efficiencies, thereby allowing executives to use their time more productively. These perquisites also protect the executives’ personal and financial health and thus the Company’s investment in their development. The Company routinely examines the competitiveness of the perquisites offered in light of the evolving competitive landscape and determines whether any modifications are appropriate. Footnote 7 to the “Summary Compensation Table” on page 57 outlines the benefits received by each NEO in 2022.

Severance and Change in Control Benefits

Hubbell maintains a Policy for Providing Severance to Senior Employees (the “Senior Severance Policy”) that generally provides severance to senior management in the event of certain “involuntary” terminations of employment with Hubbell.

It has long been Hubbell’s practice to provide Change in Control Severance Agreements (“CIC Agreements”) to its Board appointed officers. Previously, the Board had issued CIC Agreements to Mr. Bakker in 2014, to Mr. Sperry in 2010, as amended in 2012, and to Ms. Lane in 2019 (collectively, the “Prior CIC Agreements”).

The CIC Agreements with the NEOs have traditionally, and continue to, provide certain alternative severance benefits in the event an NEO’s employment is involuntarily or constructively terminated in connection with a change in control. Such severance benefits are designed to alleviate the financial impact of termination of employment by providing continued base salary and health benefits and outplacement services. These benefits are designed to foster a stable work environment by reinforcing and encouraging executives’ continued attention and dedication to job responsibilities without the personal distraction or conflict of interest that could arise from concerns about a potential change in control.

More recently, the Board desired to issue new CIC Agreements to Hubbell’s officers that would be on a single form of agreement for all of Hubbell’s officers, a form of agreement that was updated to align with market terms and provisions, which include restrictive covenants to which the recipient of the agreement would be subject. Such covenants cover the execution of a release of claims agreement, provisions on continuing compliance with non-competition and non-solicitation of employees and customers and confidentiality. In December, 2022, Hubbell replaced the Prior CIC Agreements with Messrs. Bakker and Sperry and Ms. Lane using the new form and entered into new CIC Agreements with Mr. Connolly and Ms. Flynn and the other officers of Hubbell (collectively, the “New CIC Agreements”). The New CIC Agreements are substantially similar in scope to the Prior CIC Agreements and there was no increase made to any of the existing severance multiples or benefit continuation periods previously provided to Messrs. Bakker and Sperry or Ms. Lane.

The decision to offer benefits under the Senior Severance Policy and the New CIC Agreements does not influence the Compensation Committee’s determinations concerning other direct compensation or benefit levels. In making the decision to extend these benefits, the Compensation Committee relied on its independent compensation consultant, Exequity, to ensure that such severance and change in control benefits align with relevant market practices and policy statements put forth by governance rating agencies. The Compensation Committee annually reviews Hubbell’s CIC Agreements and benchmarks the provisions with Exequity.

The Company’s New CIC Agreements contain, among other things, the following types and amounts of compensation benefits payable to NEOs upon a change in control:

•	Double trigger (change in control plus termination of employment) required to obtain cash severance benefit.
•	Lump sum cash payments equal to 2.5/2.0 times base salary and 2.5/2.0 times target bonus for the year in which the change-in-control occurs.
•	Lump sum payment of the pro-rated target bonus for the year in which termination occurs.
•	Continued insurance benefits and outplacement services.

Upon a change in control, under the terms of the LTI awards, all outstanding awards (other than any portion subject to performance-based vesting) will continue in effect or be assumed or substituted by an acquiring company, unless the Compensation Committee elects to terminate an award or cause it to fully vest. If the acquiring company refuses to assume or substitute an award, the Compensation Committee may exercise its discretion to terminate the award in exchange for cash, rights or property, or cause the awards to become fully exercisable prior to the change in control. The portion of an LTI award that is subject to performance-based vesting will remain subject to the terms of the award agreement and the Compensation Committee’s discretion.

If an LTI award continues in effect or is assumed or substituted, and the grantee’s employment is terminated without cause or within twelve months following a change in control, then the award will fully vest as of the date of termination.

For additional information relating to the Company’s change in control and severance benefits, including under the New CIC Agreements and the Senior Severance Policy, see the “Potential Post-Employment Compensation Arrangements” section on page 64.

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Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed its contents with members of the Company’s management and its independent compensation consultant, Exequity. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Compensation Committee

John G. Russell, Chair

Carlos M. Cardoso

Anthony J. Guzzi

Neal J. Keating

Jennifer M. Pollino

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Executive Compensation

Summary Compensation Table (“SCT”)

Named Executive Officer	Year	Salary ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Plan Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
Gerben W. Bakker Chairman, President and Chief Executive Officer	2022	1,032,154	—	3,579,025	1,174,988	2,075,000	—	283,944	8,145,111
	2021	972,500	—	3,130,670	1,025,488	823,700	—	136,342	6,088,700
	2020	768,319	—	2,541,156	838,512	703,400	1,716,976	106,323	6,674,686
William R. Sperry Executive Vice President, Chief Financial Officer	2022	691,923	—	1,370,664	450,001	1,082,100	—	101,161	3,695,849
	2021	672,692	—	1,335,717	437,506	467,800	—	89,107	3,002,822
	2020	618,846	—	1,212,363	400,005	457,400	—	96,008	2,784,622
Allan J. Connolly President, Utility Solutions Segment	2022	608,462	—	837,695	274,986	796,100	—	75,810	2,593,053
	2021	597,692	—	782,325	256,247	333,000	—	365,437	2,334,701
	2020	548,415	—	757,652	249,994	438,800	—	372,777	2,367,638
Peter J. Lau(1) Former President, Electrical Solutions Segment	2022	455,385	—	761,443	249,983	—	—	675,898	2,142,709
	2021	558,462	—	610,526	200,006	340,200	—	64,687	1,773,881
Katherine A. Lane Senior Vice President, General Counsel and Secretary	2022	506,923	100,000	647,269	212,500	617,600	—	57,091	2,141,383
	2021	487,692	—	610,526	200,006	264,100	—	49,432	1,611,756
	2020	442,223	—	568,276	187,502	237,700	—	46,630	1,482,331
Alyssa R. Flynn(2) Chief Human Resources Officer	2022	385,288	30,000	266,665	87,488	337,400	—	38,638	1,145,479

(1)	The Company entered into a Separation Agreement with Mr. Lau on September 23, 2022. See the “Separation Agreement” section on page 66.
(2)	First reported as a NEO in 2022.
(3)	The amounts in the Bonus column reflect a one time cash bonus paid to Mses. Lane and Flynn related to their significant contributions to the Company’s disposition of its commercial and industrial lighting business.
(4)	The amounts reported in the Stock Awards and Option Awards columns reflect the aggregate grant date fair value of restricted stock, performance shares and SARs granted in 2022 as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation, see Note 18 to the Consolidated Financial Statements for 2022 in the Form 10-K filed with the SEC on February 9, 2023. The actual value that an executive may realize from an award is contingent upon the satisfaction of the vesting conditions of the award. For SARs, the actual value of the award is based upon the positive difference between the base price and the market value of a share of Common Stock on the date of exercise. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown. For performance shares with a Relative Sales Growth performance metric, fair value is based upon the average between the high and low trading prices of the Company’s Common Stock on the date preceding the grant date and assumes that the award will vest at target.
(5)	The amounts reported in the Non-Equity Incentive Plan Compensation column reflect short-term incentive awards earned under the Company’s Short-Term Incentive Plan. Mr. Lau received a payment equal to a pro rata portion of his target annual cash incentive award pursuant to the Senior Severance Policy and as set forth in his Separation Agreement. See the “Separation Agreement” section on page 66.

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(6)	The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the aggregate change in the actuarial present value of each NEO’s accumulated benefit under the retirement plans in which they participate. See the “Employee Benefits” section on page 53 and “Nonqualified Deferred Compensation” section on page 63. The present value of accrued benefits at December 31, 2020 is based on the Pri-2012 Healthy Annuitant Mortality White Collar Tables, sex distinct, with generational projection from 2012 using Scale MP-2020 and using a discount rate of 2.60%. The present value of accrued benefits at December 31, 2021 is based on the Pri-2012 Healthy Annuitant Mortality White Collar Tables, sex distinct, with generational projection from 2012 using Scale MP-2021 and using a discount rate of 2.90%. The present value of accrued benefits at December 31, 2022 is based on the Pri-2012 Healthy Annuitant Mortality White Collar Tables, sex distinct, with generational projection from 2012 using Scale MP-2021 and using a discount rate of 5.50%. Participants are assumed to retire at age 62 or current age, if later. Based on these assumptions, the actuarial value of Mr. Bakker’s pension decreased by $1,319,766 from 2021 to 2022, and therefore the amount is reported in the above table as $0.
(7)	The amounts reported in the All Other Compensation column for 2022 are detailed in the following table:

Name	Severance(a) ($)	Perquisites(b) ($)	Relocation(c) ($)	Retirement Plan Contributions(d) ($)	Total ($)
Gerben W. Bakker	—	46,660	107,374	129,910	283,944
William R. Sperry	—	19,980	—	81,181	101,161
Allan J. Connolly	—	9,908	—	65,902	75,810
Peter J. Lau	637,500	7,480	12,160	18,758	675,898
Katherine A. Lane	—	12,000	—	45,091	57,091
Alyssa R. Flynn	—	—	—	38,638	38,638

(a)	The amounts in the Severance column reflect payments made to Mr. Lau in connection with his departure from the Company and in accordance with the Company’s Senior Severance Policy. See the “Separation Agreement” section on page 66.
(b)	The amounts in the Perquisites column reflect the incremental cost to the Company for the actual cost of financial planning or tax preparation services up to a maximum of $10,000 for each NEO, the matching gifts made by The Hubbell Foundation; and personal use of the Company aircraft for Messrs. Bakker - $36,660 and Sperry - $4,980 which includes fuel costs, crew expenses, and landing, hangar, airplane parking, ramp, and maintenance fees.
(c)	The amounts in the Relocation column reflect amounts paid to Messrs. Bakker and Lau as reimbursement for costs associated with their Company required relocations and includes a tax gross-up benefit for Mr. Bakker of $31,830 provided in connection with his relocation.
(d)	The amounts in the Retirement Plan Contributions column reflect Company 401(k) matching contributions of $9,150 for Messrs. Bakker, Sperry, Connolly and Mses. Lane and Flynn, and $6,558 for Mr. Lau; and an automatic company retirement contribution of $12,200 for each NEO under the DC Plan. This column also includes the following Company Retirement Contributions earned under the DC Restoration Plan in 2022 to be contributed in 2023 for: Mr. Bakker - $62,034, Mr. Sperry - $34,189, Mr. Connolly - $25,458, Ms. Lane - $22,641, and Ms. Flynn - $9,879. This column also includes the following restoration match contributions under the DC Restoration Plan earned in 2022 and to be contributed in 2023 for: Mr. Bakker - $46,526, Mr. Sperry - $25,642, Mr. Connolly - $19,094, Ms. Lane - $1,100, and Ms. Flynn $7,409.

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Other Compensation Tables

Grants of Plan-Based Awards in Fiscal Year 2022

The following table presents information concerning plan-based awards granted in 2022 to the NEOs under the Company’s Incentive Plan and Equity Plan. All stock awards are payable in shares of the Company’s Common Stock.

			Est. Future Payouts Under Non-Equity Incentive Plan Awards(2)			Est. Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Shares Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Units(4) (#)	Options(4) (#)	Awards(5) ($/Sh)	Awards(6) ($)
Gerben W. Bakker	STI	2/8/22	599,725	1,199,450	2,398,900	—	—	—	—	—	—	—
	RS	2/8/22	—	—	—	—	—	—	6,322	—	—	1,175,070
	SAR	2/8/22	—	—	—	—	—	—	—	29,936	185.87	1,174,988
	PS/RSG	2/8/22	—	—	—	2,150	4,299	8,598	—	—	—	750,090
	PS/OPM	2/8/22	—	—	—	2,086	4,172	8,344	—	—	—	727,931
	PS/TSR	2/8/22	—	—	—	2,086	4,172	8,344	—	—	—	925,934
William R. Sperry	STI	2/8/22	312,750	625,500	1,251,000	—	—	—	—	—	—	—
	RS	2/8/22	—	—	—	—	—	—	2,421	—	—	449,991
	SAR	2/8/22	—	—	—	—	—	—	—	11,465	185.87	450,001
	PS/RSG	2/8/22	—	—	—	823	1,646	3,292	—	—	—	287,194
	PS/OPM	2/8/22	—	—	—	799	1,598	3,196	—	—	—	278,819
	PS/TSR	2/8/22	—	—	—	799	1,598	3,196	—	—	—	354,660
Allan J. Connolly	STI	2/8/22	228,750	457,500	915,000	—	—	—	—	—	—	—
	RS	2/8/22	—	—	—	—	—	—	1,480	—	—	275,088
	SAR	2/8/22	—	—	—	—	—	—	—	7,006	185.87	274,986
	PS/RSG	2/8/22	—	—	—	503	1,006	2,012	—	—	—	175,527
	PS/OPM	2/8/22	—	—	—	488	977	1,954	—	—	—	170,467
	PS/TSR	2/8/22	—	—	—	488	976	1,952	—	—	—	216,613
Peter J. Lau(1)	STI	2/8/22	225,000	450,000	900,000	—	—	—	—	—	—	—
	RS	2/8/22	—	—	—	—	—	—	1,345	—	—	249,995
	SAR	2/8/22	—	—	—	—	—	—	—	6,369	185.87	249,983
	PS/RSG	2/8/22	—	—	—	458	915	1,830	—	—	—	159,649
	PS/OPM	2/8/22	—	—	—	444	888	1,776	—	—	—	154,938
	PS/TSR	2/8/22	—	—	—	443	887	1,774	—	—	—	196,861
Katherine A. Lane	STI	2/8/22	178,500	357,000	714,000	—	—	—	—	—	—	—
	RS	2/8/22	—	—	—	—	—	—	1,143	—	—	212,449
	SAR	2/8/22	—	—	—	—	—	—	—	5,414	185.87	212,500
	PS/RSG	2/8/22	—	—	—	389	778	1,556	—	—	—	135,745
	PS/OPM	2/8/22	—	—	—	377	755	1,510	—	—	—	131,732
	PS/TSR	2/8/22	—	—	—	377	754	1,508	—	—	—	167,343
Alyssa R. Flynn	STI	2/8/22	97,500	195,000	390,000	—	—	—	—	—	—	—
	RS	2/8/22	—	—	—	—	—	—	471	—	—	87,545
	SAR	2/8/22	—	—	—	—	—	—	—	2,229	185.87	87,488
	PS/RSG	2/8/22	—	—	—	160	320	640	—	—	—	55,834
	PS/OPM	2/8/22	—	—	—	155	311	622	—	—	—	54,263
	PS/TSR	2/8/22	—	—	—	155	311	622	—	—	—	69,023

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(1)	The Company entered into a Separation Agreement with Mr. Lau on September 23, 2022. Any of Mr. Lau’s unvested RS, SAR, PS/RSG, PS/OPM and PS/TSR awards at the time of his separation from the Company on September 30, 2022 were forfeited. An amount equal to Mr. Lau’s target 2022 annual cash incentive award, prorated for the period of service during the year, was paid pursuant to the Senior Severance Policy as set forth in his Separation Agreement. See the “Separation Agreement” section on page 66.
(2)	The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns reflect the target, threshold and maximum short-term incentive award opportunity for each of the NEOs under the Company’s Short-Term Incentive Plan. The NEOs are eligible for a payout within the threshold and maximum range depending upon several performance factors such as earnings per share, operating profit improvement, free and operating cash flow and strategic objectives. See the “Short-Term Incentive Compensation” section on page 42.
(3)	The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns reflect the target number of performance shares (“PS”) awarded to the NEOs under the Equity Plan on February 8, 2022, and the threshold and maximum number of performance shares that may be earned. Performance shares are earned on three measures: (i) Relative Sales Growth (“RSG”), (ii) Adjusted Operating Profit Margin (“OPM”) and (iii) Relative Total Shareholder Return (“TSR”). The actual number of performance shares earned will be determined at the end of a three-year period. See the “Performance Share Awards” section on page 47.
(4)	The amounts reported in the All Other Stock Awards and All Other Option Awards columns reflect the number of shares of Restricted Stock (“RS”) and Stock Appreciation Rights (“SARs”) awarded under the Equity Plan on February 8, 2022. SARs are subject to vesting in three equal annual installments on the anniversary of the grant date. Upon retirement, RS will vest in full. SARs and RS become fully vested upon death or disability.
(5)	The amount reported in the Exercise or Base Price of Option Awards column reflects the mean between the high and low trading prices of the Company’s Common Stock on the trading day immediately preceding the date of grant which was the fair market value of the Company’s Common Stock as defined under the Equity Plan.
(6)	The amounts reported in the Grant Date Fair Value of Stock and Option Awards column reflect the aggregate fair value of the RS and SARs granted to each NEO on February 8, 2022, based upon the probable outcome of performance conditions, as applicable, and disclosed in Note 18 within the Notes to the Consolidated Financial Statements in the Company’s 2022 Annual Report on Form 10-K filed with the SEC on February 9, 2023.

Equity Award Plan Vesting Provisions - Grant Terms

The following table describes the general terms of each of the equity incentive awards granted to the applicable NEOs on February 8, 2022.

	Restricted Stock	Performance Shares	Stock Appreciation Rights
Description	A grant of a number of shares subject to forfeiture if not vested.	A promise to receive a number of shares on the third-year anniversary of the grant date subject to meeting performance goals.	Right to receive, in stock, the appreciation in value between the stock price on the date of grant and date of exercise.
Abbreviation	RS	PS	SARs
Vesting Period	3-year cliff vesting on the anniversary of the grant date(1).	3-year cliff vesting on attainment of three stated performance measures.	1/3 per year on the anniversary of the grant date.

(1)	The vesting period for restricted stock is generally three-years except in limited instances for retention or for talent acquisition purposes.

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Outstanding Equity Awards at 2022 Fiscal Year End

The following table provides information on all restricted stock, SARs and performance share awards held by the NEOs and the value of such holdings measured as of December 31, 2022. All outstanding equity awards are in shares of the Company’s Common Stock.

		Option Awards(2)				Stock Awards
Name	Grant Date	No. of Securities Underlying Unexercised Options Exercisable (#)	No. of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock that have not Vested(3) (#)	Market Value of Shares or Units that have not Vested(4) ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units, or other Rights that have not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or other Rights that have not Vested(6) ($)
Gerben W. Bakker	2/1/14	4,668	—	117.16	2/1/24	—	—	—	—
	12/2/14	9,970	—	106.44	12/2/24	—	—	—	—
	12/8/15	13,813	—	97.48	12/8/25	—	—	—	—
	12/6/16	17,090	—	113.69	12/6/26	—	—	—	—
	12/5/17	19,170	—	127.51	12/5/27	—	—	—	—
	12/14/18	16,547	—	105.49	12/14/28	—	—	—	—
	7/1/19	13,765	—	129.28	7/1/29	—	—	—	—
	2/13/20	22,112	11,057	149.49	2/13/30	5,609	1,316,320	11,218	2,632,640
	2/10/21	11,615	23,230	163.26	2/10/31	6,281	1,474,025	12,563	2,948,285
	2/8/22	—	29,936	185.87	2/8/32	6,322	1,483,647	12,643	2,967,059
William R. Sperry	2/13/20	—	5,275	149.49	2/13/30	2,676	628,004	5,352	1,256,007
	2/10/21	4,955	9,911	163.26	2/10/31	2,680	628,942	5,360	1,257,885
	2/8/22	—	11,465	185.87	2/8/32	2,421	568,160	4,842	1,136,321
Allan J. Connolly	12/14/18	4,137	—	105.49	12/14/28	—	—	—	—
	7/1/19	5,882	—	129.28	7/1/29	—	—	—	—
	2/13/20	6,592	3,297	149.49	2/13/30	1,672	392,385	3,345	785,005
	2/10/21	2,902	5,805	163.26	2/10/31	1,570	368,448	3,139	736,661
	2/8/22	—	7,006	185.87	2/8/32	1,480	347,326	2,959	694,418
Peter J. Lau(1)	—	—	—	—	—	—	—	—	—
Katherine A. Lane	7/1/17	883	—	113.03	7/1/27	—	—	—	—
	12/5/17	2,442	—	127.51	12/5/27	—	—	—	—
	12/14/18	2,868	—	105.49	12/14/28	—	—	—	—
	7/1/19	8,118	—	129.28	7/1/29	—	—	—	—
	2/13/20	4,944	2,473	149.49	2/13/30	1,254	294,289	2,509	588,812
	2/10/21	2,265	4,531	163.26	2/10/31	1,225	287,483	2,450	574,966
	2/8/22	—	5,414	185.87	2/8/32	1,143	268,239	2,287	536,713
Alyssa R. Flynn	12/5/17	2,442	—	127.51	12/5/27	—	—	—	—
	12/14/18	2,722	—	105.49	12/14/28	—	—	—	—
	2/13/20	1,220	610	149.49	2/13/30	309	72,516	619	145,267
	2/10/21	566	1,133	163.26	2/10/31	306	71,812	613	143,859
	2/8/22	—	2,229	185.87	2/8/32	471	110,534	942	221,069

(1)	The Company entered into a Separation Agreement with Mr. Lau on September 23, 2022. Any of Mr. Lau’s unvested restricted stock, SARs and performance share awards at the time of his separation from the Company on September 30, 2022 were forfeited. See the “Separation Agreement” section on page 66.
(2)	The Option Awards column reflects SARs that were granted to each NEO on the dates shown. SARs entitle the recipient to receive the value in shares of the Company’s Common Stock equal to the positive difference between the base price and the fair market value of a share of Common Stock upon exercise. Generally, SARs vest and become exercisable in three equal installments on each of the first three anniversaries of the grant date. See the “Equity Award Plan Vesting Provisions-Grant Terms” section on page 59.
(3)	The No. of Shares or Units of Stock that have not Vested column reflects restricted stock granted on the following dates and terms: (i) 2/8/22, 2/10/21, and 2/13/20 RS grants - vest on the third-year anniversary of the grant date. See the “Equity Award Plan Vesting Provisions-Grant Terms” section on page 59.
(4)	The Market Value of Shares or Units that have not Vested is based upon the closing market price of the Company’s Common Stock on December 30, 2022, the last business day of 2022, of $234.68.

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(5)	The Equity Incentive Plan Awards: No. of Unearned Shares, Units, or Other Rights that have not Vested column reflects performance shares granted at target on the following dates and terms for the performance periods noted: (A) 2/8/22 and 2/10/21 - vest based on achievement of each of three measures as described in the “Performance Share Awards” section on page 47 at the end of a three-year performance period (1/1/22 - 12/31/24 and 1/1/21 - 12/31/23, respectively) and (B) 2/13/20 - vest based on achievement of each of three measures as described in the “Performance Share Awards” section on page 47 at the end of a three-year performance period (1/1/20 - 12/31/22), as adjusted based on TSR performance.
(6)	The Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested column is based upon the closing market price of the Company’s Common Stock on December 30, 2022, the last business day of 2022, of $234.68.

Option Exercises and Stock Vested During Fiscal Year 2022

The following table provides information on the number of shares acquired and the value realized by the NEOs during fiscal year 2022 on the exercise of SARs and on the vesting of restricted stock and performance shares.

	Option Awards(1)		Stock Awards
Name	No. of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	No. of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
Gerben W. Bakker	3,971	312,061	2,263	406,254	(2)
	—	—	3,575	688,297	(3)
William R. Sperry	24,778	2,331,246	1,160	208,243	(2)
	—	—	4,649	895,075	(3)
Allan J. Connolly	—	—	967	173,596	(2)
	—	—	893	171,929	(3)
Peter J. Lau	2,265	173,590	1,381	284,776	(2)
	—	—	—	—
Katherine A. Lane	—	—	1,334	239,480	(2)
	—	—	230	44,282	(3)
Alyssa R. Flynn	5,998	414,526	1,338	247,209	(2)
	—	—	330	63,536	(3)

(1)	The amounts reported in the Option Awards - Value Realized Upon Exercise column reflect the number of shares acquired upon exercise multiplied by the difference between the base price of the SAR and the market price of the Company’s Common Stock on the date of exercise.
(2)	The amounts reported in the Stock Awards - Value Realized Upon Vesting column reflect the number of shares of time-based restricted stock acquired upon vesting multiplied by the closing market price of the Company’s Common Stock on the following vesting dates: February 10, 2022 - $188.44, February 11, 2022 - $184.76, July 1, 2022 - $179.52 and September 1, 2022 - $206.21.
(3)	The amounts reported in the Stock Awards - Value Realized Upon Vesting column reflect the number of performance shares earned multiplied by the closing market price of the Company’s Common Stock on the following vesting dates - February 9, 2022 - $191.95 and May 2, 2022 - $193.50.

Pension Benefits in Fiscal Year 2022

The following table provides information on the retirement benefits for the NEOs under the Company’s DB Plan and DB Restoration Plan in which they participate. See the “Employee Benefits” section on page 53.

Name	Plan Name	No. of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During the Last Fiscal Year ($)
Gerben W. Bakker	DB Plan	25.92	807,045	—
	DB Restoration Plan	25.92	2,692,894	—

(1)	For the DB Plan and the DB Restoration Plan, the present value of accrued benefits at December 31, 2022 are determined based on the Pri-2012 Healthy Annuitant Mortality White Collar tables, sex distinct, with generational projection from 2012 using Scale MP-2021 and using a discount rate of 5.50%. Participants are assumed to retire at age 62 or current age, if later.

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Pension Benefit Calculations

The following paragraphs describe the manner in which benefits are calculated under each of the Company’s retirement plans:

DB Plan and DB Restoration Plan

The DB Plan provides for participation by all regular full-time salaried employees (other than employees who are subject to a collective-bargaining agreement) who were employed by covered Company businesses on December 31, 2003.

The annual benefits under the DB Plan upon normal retirement (age 65) are calculated under the following formula in which Final Average Pay refers to the average of the executive’s highest three consecutive years’ earnings (base salary and short-term incentives) in the last ten years:

•	For certain participants hired before January 1, 2004, including Mr. Bakker, the formula is as follows:

Benefits under the DB Restoration Plan are calculated in the same manner as benefits under the DB Plan, but without regard to any limits on compensation or benefit accruals that may apply under the DB Plan as required by the tax-qualified plan rules. DB Restoration benefits are payable based on a life annuity distribution (although 50% of the benefits are payable to the participant’s surviving spouse in the event of his or her death after commencing benefits), except that benefits are paid out as a lump sum if a participant as of the date of a change in control experiences a termination of employment within 2 years following the change in control.

Beginning in 2017, the DB Plan began a transition to being fully frozen. Years of Service was frozen under the DB Plan and the DB Restoration Plan effective February 28, 2017 and Final Average Pay, Social Security Covered Compensation, and Social Security Benefit was frozen under the DB Plan and the DB Restoration Plan effective December 31, 2020.

DC Plan and DC Restoration Plan

As described under the Employee Benefits section on page 53, the DC Plan provides eligible participants with a fixed non-elective contribution of 4% of eligible earnings and a matching contribution equal to 50% of the first 6% of a participant’s eligible earnings that the employee voluntarily contributes to the DC Plan.

The Company also provides a DC Restoration Plan to allow for excess contributions on behalf of those employees whose contributions are limited under the tax-qualified DC Plan due to compensation limits imposed by the IRS. Employees impacted by those limitations receive a contribution under the DC Restoration Plan equal to the same percentage used for the DC Plan multiplied by their eligible earnings in excess of the IRS limits.

The DC Restoration Plan provides each participant with (i) an annual non-elective contribution equal to the excess of 4% of eligible earnings over the amount credited as a safe harbor non-elective contribution to the DC Plan for that year and (ii) an annual matching contribution equal to 50% of the first 6% of a participant’s eligible earnings that he or she voluntarily contributes to the DC Plan and/or defers to the Executive Deferred Compensation Plan less the maximum amount of matching contributions that could have been credited under the DC Plan if he or she had contributed the maximum amount permitted under the DC Plan for that year.

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Non-Qualified Deferred Compensation

Executive Deferred Compensation Plan (“EDCP”)

The EDCP enables certain designated senior executives (including the current NEOs) to defer up to 50% of their annual base salary and up to 100% of their annual short-term incentive compensation. Amounts deferred under the EDCP are nominally invested at the discretion of the participant in the same mutual funds available to all employees in the DC plan and all participants are immediately 100% vested in the amounts they elect to defer. The Company is permitted to make discretionary contributions to EDCP participants and to make contributions subject to vesting conditions or other restrictions.

Participants are generally required to make their deferral elections by December 31 of the year prior to the year in which the base pay is paid, and the short-term incentive award is earned. At that time, participants also elect the future date for distributions. Distributions can be made at any time while the participant remains an employee (but no sooner than two years after the year for which the deferral is made) or upon separation from service or a change in control. Distributions upon separation from service may be made in a lump sum or installments over 5, 10 or 15 years. In-service distributions and distributions upon a change in control are made in a lump sum. Participants may also access their accounts under the EDCP in the event of an unforeseen emergency.

Non-Qualified Deferred Compensation in Fiscal Year 2022

The following table provides information on the benefits earned by each NEO under the Company’s EDCP and DC Restoration Plan.

Name	EDCP Executive Contributions in 2022(1) ($)	EDCP Aggregate Earnings in Last FY(2) ($)	DC Restoration Plan Registrant Contributions in 2022(3) ($)	DC Restoration Plan Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/22(4) ($)
Gerben W. Bakker	111,351	(133,382)	88,911	(51,316)	—	1,039,155
William R. Sperry	48,435	(27,773)	58,806	(95,578)	—	760,775
Allan J. Connolly	42,592	(20,992)	63,168	(22,152)	—	273,418
Peter J. Lau	31,715	(5,042)	26,206	(1,533)	—	74,776
Katherine A. Lane	—	(5,069)	18,466	(10,586)	—	84,527
Alyssa R. Flynn	34,169	(48,548)	12,265	(16,165)	—	320,466

(1)	The amounts reported in the EDCP Executive Contributions in 2022 column reflect elective deferrals of short-term incentive awards into the EDCP as follows: Mr. Bakker – 6% and Ms. Flynn - 25%, and elective deferral of base salary as follows: Mr. Bakker - 6%, Mr. Sperry - 7%, Mr. Connolly - 7%, and Mr. Lau - 4%. The short-term incentive amounts were earned and deferred for services in 2021 but credited to the EDCP in 2022, which is the time payments under the Incentive Compensation Plan are generally made. The amounts in this column include amounts also included in the Summary Compensation Table for 2022 under the Salary column (for 2022) and the Non-Equity Incentive Compensation Plan column (for 2021).
(2)	The amounts reported in the EDCP Aggregate Earnings in Last FY and DC Restoration Plan Aggregate Earnings in Last FY columns include aggregate notional earnings on the EDCP account balances and the DC Restoration Plan balances in 2022. Amounts deferred under the EDCP and the DC Restoration Plan are credited with earnings on the basis of individual notional investment directions made by each participant.
(3)	The amounts reported in the DC Restoration Plan Registrant Contributions in 2022 column reflect each NEO’s credits under the DC Restoration Plan earned for services in 2021 and credited to the DC Restoration Plan in 2022. The amount does not include the following accrued restoration company retirement contribution and restoration match contributions earned in 2022 to be credited in 2023, which amounts are detailed in the footnote and included in the All Other Compensation column of the Summary Compensation Table on page 56 for 2022: Mr. Bakker - $108,560, Mr. Sperry - $59,831, Mr. Connolly - $44,552, Ms. Lane - $23,741 and Ms. Flynn - $17,288.
(4)	The amounts reported in the Aggregate Balance at 12/31/22 column reflect each NEO’s balance credited to the EDCP and the DC Restoration Plan.

The material terms of the non-qualified deferred compensation plans are further described under the “Pension Benefit Calculations” section on page 62 and the “Non-Qualified Deferred Compensation” section above.

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Potential Post-Employment Compensation Arrangements

The Company does not have employment agreements with any of the NEOs. The Company offers post-employment compensation and benefits to the NEOs under its Senior Severance Policy (which is available to senior level employees in addition to NEOs), its retirement plans and individual CIC Agreements with its NEOs that provide compensation and benefits only in the event of certain terminations in connection with a change in control (as defined in the CIC Agreements). In addition, NEOs may be entitled to post termination compensation and benefits under the terms of the Company’s Equity Plan, STI Plans and other benefit plans. The section below describes the types of compensation and benefits an NEO is eligible to receive under these plans, policies and agreements based on five termination scenarios: (i) involuntary termination, (ii) death, (iii) disability, (iv) retirement and (v) following a change in control and involuntary termination. No amounts in excess of vested rights under any of the Company’s plans are generally payable to the NEOs upon voluntary termination or termination for cause.

Senior Severance Policy

The Senior Severance Policy offers the following benefits to NEOs:

•	4 weeks base salary continuation for each year of service with a minimum of 26 weeks and a maximum of 78 weeks.
•	Continued medical, dental and life insurance benefits for the salary continuation period.
•	Pro-rated portion of their target short-term incentive award earned through the date of termination.
•	Outplacement services for up to 12 months.

Involuntary termination includes, for purposes of the Senior Severance Policy, a termination by the employer without cause and a resignation by the NEO due to a material change in the NEO’s authority, duties, responsibilities or base compensation, or a significant change in the location of the NEO’s employment location. In the event of a change in control followed by an involuntary termination, in lieu of any benefits under the Senior Severance Policy, the NEOs would be eligible for severance benefits pursuant to the terms of their CIC Agreements, as applicable.

Equity Plan

NEOs received grants under the Equity Plan in 2022. The treatment of outstanding equity awards upon involuntary termination (i.e. termination by the Company without cause), retirement and death and disability is set forth in the Post-Employment and Change in Control Payment table on page 67.

Outstanding awards under the Equity Plan do not automatically vest and become payable upon a change in control (as defined in the Equity Plan). Instead, the awards may vest in the discretion of the Compensation Committee in the event they are not assumed by the acquiring company. The table below shows the treatment of equity awards upon a change in control under the Equity Plan:

Post-Termination Vesting Terms for Equity Plan Grants

The following table shows the vesting provisions of equity awards upon termination under the scenarios shown.

Award Type	Involuntary Termination	Retirement(1)	Death/Disability
Performance Shares	Unvested shares forfeited	Eligible for a pro-rata portion of shares based on the number of months the NEO served during the performance period	Target number of shares fully vest
RS (time-based)	Unvested shares forfeited	Unvested shares fully vest	Unvested shares fully vest
SARs	Unvested SARs forfeited. May exercise vested SARs for the earlier of 90 days after the termination date or the 10th anniversary of the grant date	Unvested SARs continue to vest in the normal course. Vested SARs exercisable until the 10th anniversary of the grant date	Unvested SARs fully vest. Following disability termination, vested SARs are exercisable until the earlier of 90 days after the termination date or the 10th anniversary of the grant date. Upon death (or if the NEO dies within 90 days of termination due to disability or retirement) SARs are exercisable until the earlier of one year after death or the 10th anniversary of the grant date

(1)	Retirement means that the NEO has terminated employment with the Company, is at a minimum age of 55 and the executive’s age plus years of service with the Company equals or exceeds 70.

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Change in Control	Change in Control and Involuntary Termination
Unless otherwise determined by the Compensation Committee, unvested time-based RS and SARs will be assumed by the acquirer and continue to vest. Treatment of unvested PS are subject to discretion of the Compensation Committee.	Unvested awards fully vest only if the NEO is involuntarily terminated without cause within 12 months following a change in control.

Change in Control Severance Agreements

Each of our NEOs (other than Mr. Lau) is a party to a CIC Agreement, which provides severance benefits in the event of a termination of employment by the executive for good reason or by the Company (other than for cause or due to the executive’s death, disability or retirement) within two years after a change in control or, in certain circumstances, in anticipation of a change in control.

A “change in control” is generally defined as a change in the majority of the Company’s Board of Directors during any 12 month period, the acquisition by a party directly or indirectly of 30% or more of the voting power of the Company during any 12 month period, a sale of substantially all of the Company’s assets and the acquisition by a party of more than 50% of either the voting power of the Company or the fair market value of the Company. CIC Agreements may only be granted with the approval of the Board of Directors upon the recommendation of the Compensation Committee. The Compensation Committee and the Board of Hubbell believe that these agreements with the NEOs (other than Mr. Lau) are intended to eliminate or reduce any transactions that may be in the best interests of the Company’s shareholders and are only offered to officers of the Company.

In the event of a change in control, the benefits provided to the NEOs under their CIC Agreements are as follows:

•	A lump sum payment of the NEO’s base salary multiplied by 2.5 for Messrs. Bakker and Sperry and 2.0 for Mr. Connolly and Mses. Lane and Flynn.
•	Continued medical, dental, vision and life insurance benefits after termination for 2.5 years for Messrs. Bakker and Sperry and 2 years for Mr. Connolly and for Mses. Lane and Flynn.
•	A lump sum payment of the target short-term incentive award for the year in which the change in control occurs multiplied by 2.5 for Messrs. Bakker and Sperry and 2.0 for Mr. Connolly and for Mses. Lane and Flynn.
•	A lump sum payment of the pro-rated portion of their target annual short-term incentive award for the year in which the termination occurs.
•	The incremental value of additional age and service credit under all applicable Supplemental Plans (subject to the terms of each plan freeze) payable as a lump sum.
•	Outplacement services up to 12 months following termination at a cost not to exceed the lesser of 15% of the NEO’s annual base salary or $50,000.

The CIC Agreements contain a provision whereby the severance multiple is reduced in monthly increments over the two-year period following the NEO’s 63rd birthday until it reaches one times the executive’s base salary and average short-term incentive award. The CIC Agreements also provide that if an executive would have otherwise incurred excise taxes under Section 4999 of the Code, such payments may be reduced to the “safe harbor amount” so that no excise taxes would be due, if such reduction would result in the executive being in a better net after tax position. The CIC Agreements do not provide for any tax gross up in the event the payments are not reduced and thus the executive would be required to pay any excise taxes under Section 4999 of the Code. Benefits described above in this section are only payable under the CIC Agreements if an NEO is terminated by the Company other than for “cause” or if the NEO terminates employment for “good reason”, as each term is defined in the CIC Agreements.

The Company has established a grantor trust to secure the benefits to be provided under the CIC Agreements, the Non-Qualified Supplemental Retirement Plans and other plans maintained by the Company for the benefit of members of the Company’s senior management.

For additional information relating to change in control benefits, see the Severance and Change in Control Benefits section on page 54.

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Employment Agreements with Named Executive Officers

The Company does not have employment agreements with any of the NEOs.

Separation Agreement

The Company entered into a Separation Agreement with Mr. Lau on September 23, 2022 (the “Separation Agreement”) in connection with his termination of employment with the Company on September 30, 2022. The terms of the Separation Agreement were governed by the Senior Severance Policy and included Mr. Lau’s receipt of: (i) severance of $300,000; (ii) a cash payment of $337,500, which is equal to his 2022 STI award at target, prorated for his period of employment during 2022, and (iii) continuation of benefits. The Separation Agreement also contains a release of claims against the Company.

DB Restoration Plan

Under the terms of the DB Restoration Plan, upon a termination of employment due to disability, a participant is entitled to an unreduced immediate pension benefit based upon such participant’s service as of the date service was frozen under each plan (February 28, 2017, for the DB Restoration Plan).

Among other provisions, the DB Restoration Plan provides for the (i) suspension, reduction or termination of benefits in cases of gross misconduct by a participant; (ii) forfeiture of benefits if a retired participant engages in certain competitive activities; and (iii) reduction in benefits upon early retirement. In addition, a participant’s years of service with the Company (as calculated for the purpose of determining eligibility for the DB Restoration Plan benefits) and benefits accrued prior to the change in control event, may not be reduced after the occurrence of a change in control. If a participant’s employment is terminated within 2 years after a change in control, the participant will receive payment of DB Restoration Plan benefits in one lump sum within 10 days after termination. In addition, all amounts under the DC Restoration Plan are paid in a lump sum within 60 days following a change in control.

As described above, the CIC Agreements also provide for additional incremental benefits based on age and service credit, to the extent applicable, under the Supplemental Plans upon qualifying terminations of employment in connection with a change in control.

Potential Payments

The following table reflects the estimated incremental post-termination amounts that would have been payable to an NEO on December 31, 2022, in the event of death, disability, involuntary termination without cause, retirement (if potentially applicable, as of December 31, 2022), or a change in control combined with an involuntary termination (other than for Mr. Lau, whose table entries show his actual payment entitlements upon termination on September 30, 2022). No benefits are provided to an NEO solely upon a change in control unless such officer experiences a qualifying termination following a change in control. The amounts in the table are calculated in accordance with the terms of the applicable plans, policies and agreements described in the preceding table and assume that the NEO has met the applicable eligibility requirements. The amounts in the table do not include (i) any value that would be realized upon the exercise of vested SARs or settlement of vested Performance Shares or RS to the extent the awards were vested prior to December 31, 2022, by their terms, and (ii) the estimated value of vested and accrued pension benefits that would be received upon any termination of employment under the terms of the Company’s retirement plans.

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Post-Employment and Change in Control Payment Table

Name	Severance(1) ($)	Equity Awards with Accelerated Vesting(2)(3) ($)	Pension Benefits(4) ($)	Welfare Benefits(5) ($)	Total ($)
Gerben W. Bakker
Death	—	16,884,184	—	—	16,884,184
Disability(6)	—	16,884,184	—	—	16,884,184
Involuntary Termination(7)	2,763,974	4,273,992	—	79,484	7,117,450
Retirement(8)	—	4,273,992	—	—	4,273,992
Change in Control and Involuntary Termination(9),(10),(11)	3,935,002	16,884,184	729,222	103,253	21,651,661
William R. Sperry
Death	—	7,192,145	—	—	7,192,145
Disability(6)	—	7,192,145	—	—	7,192,145
Involuntary Termination(7)	1,373,940	1,825,106	—	74,080	3,273,126
Retirement(8)	—	1,825,106	—	—	1,825,106
Change in Control and Involuntary Termination(9),(10),(11)	2,471,038	7,192,145	—	109,935	9,773,118
Allan J. Connolly
Death	—	4,361,670	—	—	4,361,670
Disability(6)	—	4,361,670	—	—	4,361,670
Involuntary Termination(7)	832,892	—	—	62,096	894,988
Change in Control and Involuntary Termination(9),(10),(11)	1,694,436	4,361,670	—	92,602	6,148,708
Peter J. Lau
Death	N/A	N/A	N/A	N/A	N/A
Disability(6)	N/A	N/A	N/A	N/A	N/A
Involuntary Termination(7)	637,500	—	—	58,970	696,470
Katherine A. Lane
Death(6)	—	3,349,039	—	—	3,349,039
Disability	—	3,349,039	—	—	3,349,039
Involuntary Termination(7)	827,784	—	—	57,872	885,656
Change in Control and Involuntary Termination(9),(10),(11)	1,199,190	3,349,039	—	69,696	4,617,925
Alyssa R. Flynn
Death(6)	—	1,006,739	—	—	1,006,739
Disability	—	1,006,739	—	—	1,006,739
Involuntary Termination(7)	435,000	—	—	61,040	496,040
Change in Control and Involuntary Termination(9),(10),(11)	859,536	1,006,739	—	87,844	1,954,119

(1)	The amounts reported in the Severance column reflect base salary entitlements under the Senior Severance Policy and base salary and bonus entitlements under each NEO’s CIC Agreement. In addition, Severance includes a pro rata portion of the NEO’s target bonus through the date of termination.
(2)	The amounts reported in the Equity Awards with Accelerated Vesting column reflect the value realized by the NEO upon the exercise of all unvested SARs, the vesting of all unvested RS and PS that would vest upon death, disability, or a qualifying change in control. Upon a change in control, if the unvested RS and SARs are assumed by the acquirer and an NEO is terminated without cause within one year of such change in control, such awards will become fully vested prior to the date of termination. If the NEO is not terminated without cause within one year of the change in control, such equity awards will not accelerate. Treatment of unvested PS upon a change in control shall be subject to the discretion of the Compensation Committee.
(3)	For Mr. Bakker and Mr. Sperry who meet the definition of retirement eligibility, the amounts shown reflect the value realized upon the vesting of all unvested restricted shares upon retirement. No other executive officer will be retirement eligible during the open vesting period of outstanding equity awards. The value realized is calculated using the closing market price of the Company’s Common Stock on December 30, 2022, the last business day of 2022, of $234.68. The amounts shown do not include the value of (i) SARs that are unvested at retirement, but become exercisable post-retirement, or (ii) outstanding performance shares at retirement which may vest on a pro-rated basis at the end of the applicable performance period, because in each case the value would not be determinable as of the last day of the calendar year as it would not have vested on such date.

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(4)	The amounts reported in the Pension Benefits column include amounts payable under the Company’s qualified and nonqualified pension plans and nonqualified deferred compensation plans only to the extent the amounts are not described in the Pension Benefit Calculations section discussed above on page 62 or the Non-Qualified Deferred Compensation section discussed on page 63. In the event of a Change in Control, even without termination of employment, amounts under the EDCP distributions will be paid in a lump sum, but no additional value is allocated to the payment in this table. The value listed represents the present value of the payments under EDCP in the Non-Qualified Deferred Compensation section discussed above on page 63.
(5)	The amounts reported in the Welfare Benefits column include the payment of outplacement services for the NEOs for up to twelve months and insurance benefit continuation calculated in accordance with the terms of the Senior Severance Policy and CIC Agreements, as applicable.
(6)	The amounts reported in the “Disability” rows are calculated based on a 5.5% discount rate and using the disability mortality table published in Internal Revenue Ruling 96-7. This table assumes a different life expectancy than the tables used to calculate the present value of accumulated benefits under the Company’s retirement plans. In the event of disability, the incremental retirement plan benefit was calculated by comparing the disability benefit to the vested accrued benefit under the qualified and non-qualified plans as of December 31, 2022.
(7)	“Involuntary Termination,” for purposes of this row, refers to a termination by the Company without cause as described in the Senior Severance Policy prior to the occurrence of a Change in Control. NEOs are not entitled to these benefits in the event of a termination for cause, death or disability.
(8)	“Retirement,” for purposes of this row, refers to a voluntary termination by the NEO (after age 55 and 10 years of service). In addition to the amounts described in this chart, the executive will be entitled to payout of the amounts described under the Pension Benefit Calculations section discussed above on page 62.
(9)	The amounts reported in the Severance column for Change in Control and Involuntary Termination are equal to the product of (a) a multiple specified in each NEO’s CIC Agreement and (b) the sum of (x) the NEO’s base salary and (y) the then-current target bonus payable to the NEO in the year which the change in control occurs. The specified multiple may be reduced pursuant to the CIC Agreements, as discussed further in the “Change in Control Severance Agreements” section above. In addition, Severance includes a pro rata portion of the NEO’s target bonus through the date of termination.
(10)	“Change in Control and Involuntary Termination,” for purposes of this row, refers to a termination by the Company without cause (as defined in the CIC Agreement) or by the NEO for good reason (as defined in the CIC Agreement) within 2 years following a change in control (as defined in the CIC Agreement). As noted above, the amounts payable include a lump sum payment of the NEO’s base salary multiplied by 2.5 for Messrs. Bakker and Sperry and 2.0 for Mr. Connolly and Mses. Lane and Flynn.
(11)	No benefits shall automatically become payable to the NEOs upon a change in control (as defined in the Equity Plan) due to their unvested RS and SARs until and unless the NEO experiences a qualifying termination related to such change in control. This row assumes such a qualifying termination (a termination by the Company without cause) occurs within 12 months following a change in control. Treatment of unvested PS upon a change in control shall be subject to the discretion of the Compensation Committee.

CEO Pay Ratio

The SEC requires annual disclosure of the ratio of the CEO’s annual total compensation to the annual total compensation of the Company’s median employee.

We identified the median of the annual total compensation of all our employees by examining the 2022 annual salary for all employees, excluding the CEO, who were employed by us on November 15, 2022, as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2022, as well as our payroll records for all non-U.S. entities. We selected November 15, 2022 because it enabled us to make such identification in a reasonably efficient and economical manner. We did not make any assumptions, adjustments, or estimates with respect to this compensation measure and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2022.

After identifying the median employee, we calculated annual total compensation for 2022 for such employee in accordance with SEC rules. Hubbell’s median employee’s annual total compensation for 2022 was estimated at $47,027.

Mr. Bakker had 2022 annual total compensation of $8,145,111 as reflected in the “Total” column reported in the Summary Compensation Table on page 56. As a result, we estimate that Mr. Bakker’s annual compensation was approximately 173 times that of Hubbell’s median employee.

Due to the use by other companies of estimates, assumptions, adjustments, and statistical sampling permitted by SEC rules, pay ratio disclosures generally may involve a degree of imprecision. Accordingly, our pay ratio is merely a reasonable estimate calculated in a manner consistent with SEC Rules and may not be comparable to the pay ratio disclosures of other companies.

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Pay Versus Performance

The following table provides information in accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

					Average Summary Compensation	Average Compensation	Value of Initial Fixed $100 Investment Based on:		Net Income from
Year	Summary Compensation Table Total for PEO 1 ($)(1)	Compensation Actually Paid to PEO 1 ($)(2)	Summary Compensation Table Total for PEO 2 ($)(1)	Compensation Actually Paid to PEO 2 ($)(2)	Table Total for Non- PEO Named Executive Officers ($)(1)	Actually Paid to Non-PEO Named Executive Officers ($)(2)	Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(3)(4)	Continuing Operations Attributable to Hubbell ($ millions)	Adjusted Diluted EPS (5)
2022	8,145,111	16,337,722	N/A	N/A	2,343,695	4,107,995	169.88	119.67	511.3	10.62
2021	6,088,700	12,169,471	N/A	N/A	2,180,790	3,924,025	147.66	146.76	365.0	8.05
2020	6,674,686	5,334,561	8,981,039	7,598,826	2,228,169	2,320,228	108.90	118.61	330.0	7.14

(1)	Gerben W. Bakker became Chief Executive Officer, effective on October 1, 2020, and is reflected in the tables above and below as Principal Executive Officer (“PEO”) 1. Prior to that, David G. Nord served as Chief Executive Officer, and he is reflected in the tables as PEO 2. The non-PEO NEOs for 2020 are William R. Sperry, Allan J. Connolly, Stephen M. Mais, and Rodd R. Ruland; for 2021 are William R. Sperry, Allan J. Connolly, Peter J. Lau and Katherine A. Lane; and for 2022 are William R. Sperry, Allan J. Connolly, Peter J. Lau, Katherine A. Lane and Alyssa R. Flynn.

(2)	Compensation Actually Paid (“CAP”) reflects the exclusions and inclusions for the PEOs and NEOs set forth below.

PEO 1: Gerben W. Bakker		2022	2021	2020
Summary Compensation Table Total		8,145,111	6,088,700	6,674,686
Less:	Aggregate grant date fair value of restricted stock and performance shares granted in the applicable year as calculated in accordance with FASB ASC Top 718	(3,579,025)	(3,130,670)	(2,541,156)
Less:	Aggregate grant date fair value of SARs granted in the applicable year as calculated in accordance with FASB ASC Top 718	(1,174,988)	(1,025,488)	(838,512)
Plus:	The fair value as of the end of the fiscal year of unvested equity awards granted in that year	8,505,609	6,411,661	3,663,876
Plus:	The change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year	2,784,556	3,216,228	(55,020)
Plus:	The change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year	1,656,459	601,582	147,663
Plus:	Dividends or other earnings paid in stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—
Plus:	Awards that are granted and vest in the same year, the fair value as of the vesting date	—	—	—
Less:	Aggregate change in the actuarial present value of accumulated benefit under the retirement plans in which they participate	—	—	(1,716,976)
Less:	Awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year	—	—	—
Plus:	Service costs, or the actuarial present value of applicable benefit under all such plans attributable to services rendered during the applicable fiscal year and any prior service costs, where applicable	—	7,458	—
Compensation Actually Paid to PEO 1		16,337,722	12,169,471	5,334,561

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PEO 2: David G. Nord		2022	2021	2020
Summary Compensation Table Total		N/A	N/A	8,981,039
Less:	Aggregate grant date fair value of restricted stock and performance shares granted in the applicable year as calculated in accordance with FASB ASC Top 718	N/A	N/A	(3,862,554)
Less:	Aggregate grant date fair value of SARs granted in the applicable year as calculated in accordance with FASB ASC Top 718	N/A	N/A	(1,274,491)
Plus:	The fair value as of the end of the fiscal year of unvested equity awards granted in that year	N/A	N/A	5,569,030
Plus:	The change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year	N/A	N/A	(770,376)
Plus:	The change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year	N/A	N/A	1,026,483
Plus:	Dividends or other earnings paid in stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	N/A	N/A	—
Plus:	Awards that are granted and vest in the same year, the fair value as of the vesting date	N/A	N/A	—
Less:	Aggregate change in the actuarial present value of accumulated benefit under the retirement plans in which they participate	N/A	N/A	(2,070,305)
Less:	Awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year	N/A	N/A	—
Plus:	Service costs, or the actuarial present value of applicable benefit under all such plans attributable to services rendered during the applicable fiscal year and any prior service costs, where applicable	N/A	N/A	—
Compensation Actually Paid to PEO 2		N/A	N/A	7,598,826

Non-PEO Named Executive Officers		2022	2021	2020
Summary Compensation Table Total		2,343,695	2,180,790	2,228,169
Less:	Aggregate grant date fair value of restricted stock and performance shares granted in the applicable year as calculated in accordance with FASB ASC Top 718	(776,747)	(834,774)	(879,657)
Less:	Aggregate grant date fair value of SARs granted in the applicable year as calculated in accordance with FASB ASC Top 718	(254,992)	(273,441)	(253,122)
Plus:	The fair value as of the end of the fiscal year of unvested equity awards granted in that year	1,845,901	1,709,616	1,226,859
Plus:	The change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year	623,409	884,446	(87,273)
Plus:	The change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year	326,729	257,388	135,936
Plus:	Dividends or other earnings paid in stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—
Plus:	Awards that are granted and vest in the same year, the fair value as of the vesting date	—	—	—
Less:	Aggregate change in the actuarial present value of accumulated benefit under the retirement plans in which they participate	—	—	(50,684)
Less:	Awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year	—	—	—
Plus:	Service costs, or the actuarial present value of applicable benefit under all such plans attributable to services rendered during the applicable fiscal year and any prior service costs, where applicable	—	—	—
Compensation Actually Paid to PEO 2		4,107,995	3,924,025	2,320,228

(3)	Dollar values assume $100 was invested for the cumulative period from December 31, 2019 through December 31, 2022, in either the Company or the peer group, and reinvestment of the pre-tax value of dividends paid. Historical stock performance is not necessarily indicative of future stock performance.
(4)	For purposes of this disclosure, the peer group used is the Dow Jones U.S. Electrical Components & Equipment Index.
(5)	“Adjusted Diluted EPS” was determined to be the “most important” financial performance metric used to link performance to CAP for 2022. Adjusted Diluted EPS is a non-GAAP financial measure. A reconciliation to the comparable GAAP financial measure can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 9, 2023.

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Most Important Measures to Determine CAP for the fiscal year ended December 31, 2022

The four items listed in the table below represent the most important metrics we used to determine CAP for the fiscal year ended December 31, 2022, as further described in the CD&A section beginning on page 34. The table below explains why each measure is important to us.

Most Important Measures
Adjusted Diluted Earnings Per Share (EPS)(1)
Relative Sales Growth
Adjusted Operating Profit Margin(1)
Relative Total Shareholder Return

The following is a graphic illustration of the connection between pay and performance:

(1)	Adjusted diluted earnings per share and adjusted operating profit margin are non-GAAP financial measures. A reconciliation to the comparable GAAP financial measures can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operation in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 9, 2023.

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Proposal 4  Ratification of the Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors, which consists entirely of independent Directors, is responsible for the appointment, compensation, retention, evaluation and termination of the Company’s independent registered public accounting firm (independent auditor). The Audit Committee is also responsible for overseeing the negotiation of the audit fees associated with the retention of the independent auditor.

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent auditor for 2023. In executing its responsibilities, the Audit Committee engages in an annual evaluation of the independent auditor’s qualifications, performance and independence. The Audit Committee regularly meets with the lead audit partner without members of management present which provides the opportunity for continuous assessment of the independent auditor’s effectiveness and independence and for consideration of rotating audit firms.

Although ratification of our selection of independent auditors is not required, we value the opinions of our shareholders and wish to submit the matter to a vote at the 2023 Annual Meeting as a matter of sound corporate governance.

PricewaterhouseCoopers LLP has served as the Company’s independent auditors since at least 1961. The Audit Committee periodically takes into consideration whether there should be a regular rotation of the independent auditor.

In accordance with SEC rules, the independent auditor’s lead engagement partner rotates every five years. The Audit Committee is directly involved in the selection of the independent auditor’s lead engagement partner.

The Audit Committee and Hubbell’s Board of Directors believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent external audit firm for 2023 is in the best interests of the Company and its shareholders. We have been advised that a representative of PricewaterhouseCoopers LLP will attend the 2023 Annual Meeting of Shareholders to respond to appropriate questions and will be afforded the opportunity to make a statement if desired.

In the event the selection of PricewaterhouseCoopers LLP is not ratified by the shareholders, the Audit Committee would reconsider the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor. Even if the selection of independent auditors is ratified, the Audit Committee still retains the discretion to select a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and our shareholders.

The affirmative vote of a majority of the votes cast by the holders of our Common Stock is required to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company. Majority of votes cast means that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are not considered to be votes cast and therefore will not affect the voting results. Brokers have the discretionary authority to vote on the ratification of auditors and therefore we do not expect any broker non-votes in connection with the ratification.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

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Independent Accounting Firm Fees

PricewaterhouseCoopers LLP provided the following audit and other services during 2021 and 2022.

	2021	2022
Audit Fees	$4,803,500	$3,892,750	• Audit Fees consist primarily of the annual integrated audit of the Company’s annual consolidated financial statements, and internal control over financial reporting, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Audit Fees also include the cost of carve-out audits associated with business dispositions.
Audit Related Fees	$699,500	$212,000	• Audit Related Fees primarily include accounting advisory services as well as quality of earnings support associated with acquisition and divestiture related activity. In addition, Audit Related Fees include assurance and related services that are reasonably related to performance of the audit of the Company’s consolidated financial statements and are not reported under Audit Fees.
All Other Fees	$6,900	$6,900	• All Other Fees are primarily for products and services other than the services reported above. These services are related to subscription services purchased from the independent registered public accounting firm.
TOTAL FEES	$5,509,900	$4,111,650

Audit and Non-Audit Services Pre-Approval Policy

The Company’s Audit and Non-Audit Services Pre-Approval Policy (the “Services Policy”) sets forth the policies and procedures by which the Audit Committee reviews and approves all services to be provided by the independent auditors prior to their engagement. The Services Policy underscores the need to ensure the independence of the independent auditor while recognizing that the independent auditor may possess the expertise on certain matters that best position it to provide the most effective and efficient services on certain matters unrelated to accounting and auditing.

The Audit Committee will only pre-approve the services that it believes enhance the Company’s ability to manage or control risk. The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. The Services Policy provides the Audit Committee with a description of services that can be performed such as audit, audit-related, tax and other permissible non-audit services. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors. Any proposed services exceeding pre-approved amounts also require pre-approval by the Audit Committee. In the interim periods during which the Audit Committee is not scheduled to meet, the Chair of the Audit Committee can authorize spending which exceeds pre-approved levels. As part of the process, the Audit Committee shall consider whether such services are consistent with SEC rules and regulations on auditor independence.

During 2022, all audit services, audit related services, and other services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.

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Audit Committee Report

The Audit Committee of the Board of Directors is comprised of independent Directors functioning in accordance with a written charter last revised, adopted and approved by the Board of Directors effective May 4, 2021, which Charter is then reviewed annually by the Audit Committee. As provided in the Charter, the Audit Committee assists the Company’s Directors in fulfilling their responsibilities relating to corporate accounting, the quality and integrity of the Company’s financial reports, and the Company’s reporting practices. The functions of the Audit Committee are further described in the “Corporate Governance” section on page 18.

In connection with the discharge of its responsibilities, the Audit Committee has taken a number of actions, including, but not limited to, the following:

•	The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements.
•	The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed per applicable requirements of the Public Company Accounting Oversight Board and the SEC.
•	The Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, discussed their independence with them and satisfied itself as to the independence of the independent registered public accounting firm.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.

Audit Committee

Bonnie C. Lind, Chair
Rhett A. Hernandez
John F. Malloy
Jennifer M. Pollino

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Additional Information

Solicitation Expenses

The Company will pay the cost of soliciting proxies for the 2023 Annual Meeting. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by the Company’s Directors, officers or employees. No additional compensation will be paid to the Company’s Directors, officers or employees for such services. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies at an estimated cost of $20,000, plus reasonable expenses.

Stock Ownership Information

Five Percent Owners Of Company Stock

The Company has a single class of Common Stock and each share of Common Stock is entitled to one vote. On March 3, 2023, the Company had outstanding 53,578,419 shares of Common Stock. As of that date, the Company had 1,203 Common Stock holders of record. The following table sets forth as of March 3, 2023 the beneficial owners of more than 5% of the Company’s Common Stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,635,364	(1)	10.5%
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,424,991	(2)	10.1%
Common Stock	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,518,326	(3)	6.6%

(1)	The Company received a copy of Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group (“Vanguard”) reporting ownership of these shares as of December 30, 2022. According to the Schedule 13G/A, Vanguard has sole voting power as to none of these shares, sole dispositive power as to 5,570,014 of these shares, shared voting power as to 29,894 of these shares, and shared dispositive power as to 65,350 of these shares.
(2)	The Company received a copy of Schedule 13G/A filed with the SEC on February 9, 2023, by BlackRock, Inc. (“BlackRock”) reporting ownership of these shares as of January 31, 2023. According to the Schedule 13G/A, BlackRock has sole voting power as to 5,029,710 of these shares and sole dispositive power with respect to 5,424,991 of these shares. The shares were acquired by the following subsidiaries of BlackRock: BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, Aperio Group, LLC, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, BlackRock Fund Managers Ltd. BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares of the security class reported on the Schedule 13G/A, as amended, filed with the SEC on February 9, 2023.
(3)	The Company received a copy of Schedule 13G/A filed with the SEC on February 14, 2023, by T. Rowe Price Associates, Inc. (“T. Rowe Price”) reporting ownership of these shares as of December 31, 2022. According to the Schedule 13G/A, T. Rowe Price has sole voting power as to 1,312,632 of these shares, and sole dispositive power as to 3,518,326 of these shares.

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Stock Ownership Of Directors And Executive Officers

Hubbell’s Corporate Governance Guidelines for directors and Stock Ownership Policy for officers aligns their interests with our shareholders.

Directors are subject to our Stock Ownership Policy and are required to own Company stock equal in value to five times their average annual base cash retainer no later than the fifth (5th) anniversary of the date on which such Director receives their first annual restricted share grant. Until a Director meets their ownership minimum, the Director must retain all Company shares they directly or indirectly obtain. All Directors are in compliance with this policy. The Guidelines further describe Director stock ownership requirements.

The Stock Ownership Policy section on page 52 details stock ownership requirements for the NEOs and executive officers of the Company. The Guidelines and the Stock Ownership Policy can both be viewed on the Company’s website at www.hubbell.com. All Executive Officers, including all current NEOs, are in compliance with the Stock Ownership Policy.

The following table sets forth as of March 3, 2023 information regarding the beneficial ownership of the Company’s Common Stock by each Director, each of the NEOs, and by all Directors and current executive officers of the Company as a group.

In addition to the shares of Common Stock reflected in the Total Beneficial Ownership column below, our Directors hold stock units and restricted stock units, as applicable, under the Deferred Plan for Directors. These deferred stock units are reflected in footnotes (2) and (3) in the table below and are further detailed in the Deferred Compensation Plan section on page 30. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons listed in the table have sole investment and voting power with respect to all Company securities owned by them.

Name and Title of Class	Common Stock	Shares Obtainable Upon Exercise of Options/SARs(1)	Total Beneficial Ownership		Aggregate No. of Stock Units Held(2)	Aggregate No. of Restricted Stock Units Held(3)	Total Ownership
Carlos M. Cardoso	1,744	—	1,744	(4)	2,310	7,665	11,719
Anthony J. Guzzi	6,490	—	6,490		30,897	13,231	50,618
Rhett A. Hernandez	1,493	—	1,493	(4)	—	—	1,493
Neal J. Keating	8,071	—	8,071		7,053	13,231	28,355
Bonnie C. Lind	600	—	600		1,747	3,780	6,127
John F. Malloy	16,599	—	16,599	(4)	1,739	1,786	20,124
Jennifer M. Pollino	1,493	—	1,493	(4)	—	—	1,493
John G. Russell	6,911	—	6,911	(4)	6,139	6,915	19,965
Gerben W. Bakker	28,617	132,949	161,566	(5)	—	—	161,566
William R. Sperry	43,392	19,006	62,398	(5)	—	—	62,398
Allan J. Connolly	5,062	28,047	33,109	(5)	—	—	33,109
Peter J. Lau	1,695	—	1,695	(5)	—	—	1,695
Katherine A. Lane	4,943	28,062	33,005	(5)	—	—	33,005
Alyssa R. Flynn	3,155	8,869	12,024	(5)	—	—	12,024
All Directors and current executive officers as a group (14 persons) Common Stock	127,694	225,792	353,486	(5)(6)	—	—	353,486

(1)	Represents shares of Common Stock obtainable upon the exercise of stock appreciation rights under the Equity Plan. See the “Outstanding Equity Awards at 2022 Fiscal Year End” section on page 60.
(2)	Represents stock units (each stock unit consisting of one share of Common Stock) held under the Company’s Deferred Plan for Directors, as of March 3, 2023. See the section “Deferred Compensation Plan” on page 30.
(3)	Represents vested and unvested restricted stock units (“RSUs”) (each RSU consisting of the right to receive one share of Common Stock) held under the Company’s Deferred Plan for Directors, as of March 3, 2023. See the “Deferred Compensation Plan” section on page 30.
(4)	Includes 744 shares of Common Stock granted as restricted stock under the Equity Plan, on May 3, 2022 which vest on the date of the 2023 Annual Meeting of Shareholders if the Director is still serving (or earlier, upon death or a change in control).
(5)	Does not include the following shares of Common Stock granted as restricted stock under the Equity Plan which vest on the following terms, as applicable: (i) three equal annual installments on the anniversary of the grant date; or (ii) at the end of a three-year performance period subject to achievement of certain performance goals. Mr. Bakker - 18,387, Mr. Sperry - 7,122, Mr. Connolly - 4,190 Ms. Lane - 3,353 and Ms. Flynn - 1,321; and all executive officers as a group 35,085 shares. See the “Outstanding Equity Awards at 2022 Fiscal Year End” section on page 60.
(6)	Includes 100,000 shares of Common Stock held by The Hubbell Foundation of which two corporate officers and two senior employees of the Company are co-trustees and have shared voting and investment power.

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Compensation Committee Interlocks and Insider Participation

Throughout 2022, no member of the Compensation Committee was an employee, officer or former officer of the Company, or had any relationship requiring disclosure under Item 407 of Regulation S-K. None of our executive officers served on the board or compensation committee of any entity in 2022 that had an executive officer serving as a member of our Board of Directors or Compensation Committee.

Review and Approval of Related Person Transactions

The Board of Directors has adopted a written related person transaction policy. The NCGC administers the policy, which applies to all transactions in which the Company is or will be a participant and the amount exceeds $100,000 and in which any related person was or will be a participant or had, or will have a direct or indirect material interest. A related person includes any person who is or was since the beginning of the last fiscal year a Director, executive officer, nominee for Director or beneficial owner of more than 5% of the Company’s Common Stock, or any of his or her immediate family members. The NCGC will determine, based on the facts and circumstances it deems appropriate, whether such related person transaction should be approved. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. For fiscal year 2022, the Company had no related person transactions that were required to be disclosed in the Company’s Proxy Statement, under Item 404 of Regulation S-K. See the discussion under “Director Independence” on page 20.

Shareholder Proposals and Nominations for Director

Director Nominations Intended for Inclusion in our 2024 Proxy Materials (Proxy Access)

The proxy access provision of the Company’s By-Laws permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials for an annual meeting director candidates constituting up to the greater of two individuals or 20% of the number of members then serving on our Board, if the nominating shareholder(s) and the nominee(s) satisfy the requirements specified in the Company’s By-Laws. Assuming that our 2024 annual meeting is not advanced by more than 20 days or delayed by more than 70 days from the first anniversary of the date of the 2023 annual meeting, we must receive the notice of a proxy access nomination for the 2024 annual meeting no earlier than February 2, 2024, and no later than February 22, 2024, in order to be considered.

Proposals Intended for Inclusion in the 2024 Proxy Materials

Shareholder proposals to be considered for inclusion in the Company’s proxy materials related to the 2024 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than November 21, 2023.

Proposals Not Intended for Inclusion in the 2024 Proxy Materials

The Company’s By-Laws set forth specific procedures and requirements in order to nominate a Director or submit a proposal to be considered at the 2024 Annual Meeting of Shareholders. These procedures require that any nominations or proposals must be received by the Company no earlier than February 2, 2024, and no later than February 22, 2024, in order to be considered.

If, however, the date of the 2024 Annual Meeting is more than 20 days before or more than 70 days after May 2, 2024, shareholders must submit such nominations or proposals not earlier than the 90th day prior to the meeting and not later than the close of business on the later of the 70th day prior to the meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by us. In addition, with respect to nominations for Directors, if the number of Directors to be elected at the 2024 Annual Meeting is increased and there is no public announcement by us naming all of the nominees for Director or specifying the size of the increased Board at least 80 days prior to May 2, 2024, notice will

HUBBELL INCORPORATED | 2023 PROXY STATEMENT	77

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also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

A shareholder’s notice to nominate a Director or bring any other business before the 2024 Annual Meeting must set forth certain information specified in our By-Laws. For additional information on the time limitations and requirements related to Director nominations or other shareholder proposals, see the Company’s By-Laws at www.hubbell.com in the Corporate Governance section.

In addition to satisfying the foregoing notice requirements under our By-Laws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 4, 2024.

Proposals and other items of business should be directed to Hubbell Incorporated c/o Katherine A. Lane, Senior Vice President, General Counsel and Secretary, 40 Waterview Drive, Shelton, Connecticut 06484.

Eliminating Duplicative Proxy Materials (“Householding”)

A single annual report and proxy statement or notice of internet availability of proxy materials may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. If at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive such shareholder’s own separate copy of the 2023 proxy statement and 2022 annual report, or notice of internet availability of proxy materials and/ or wishes to receive separate copies of these documents in the future, or if at any time, shareholders who share an address and receive separate copies of the 2023 proxy statement and 2022 annual report, or notice of internet availability of proxy materials would like to receive a single copy of these documents in the future, such shareholder or shareholders may (1) notify their broker or (2) direct their written or oral request to our transfer agent, Computershare, via regular mail to, Computershare, PO Box 43078, Providence, RI 02940-3078, or via phone, toll-free 800-874-1136. Upon written or oral request of shareholders at a shared address to which a single copy of the 2023 proxy statement, notice of internet availability of proxy materials, or 2022 annual report was delivered, our transfer agent will deliver promptly separate copies of these documents.

Availability of Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (without exhibits or documents incorporated by reference therein) are available without charge to shareholders upon written request to Hubbell Incorporated c/o Katherine A. Lane, Senior Vice President, General Counsel and Secretary, 40 Waterview Drive, Shelton, Connecticut 06484, or by calling (475) 882-4144, by first class mail or other equally prompt means within one (1) business day of receipt of such request, or via the Internet at www.hubbell.com.

WWW.HUBBELL.COM	HUBBELL INCORPORATED | 2023 PROXY STATEMENT	78

HUBBELL INCORPORATED
40 WATERVIEW DRIVE
SHELTON, CT 06484
ATTN: CORPORATE SECRETARY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM Eastern Time on May 1, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM Eastern Time on May 1, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any specific requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D99732-P86457 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

HUBBELL INCORPORATED

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gerben W. Bakker
02) Carlos M. Cardoso
03) Anthony J. Guzzi
04) Rhett A. Hernandez
05) Neal J. Keating
06) Bonnie C. Lind
07) John F. Malloy
08) Jennifer M. Pollino
09) John G. Russell

The Board of Directors recommends you vote FOR proposals 2 and 4 and FOR 1 year on proposal 3.

	For	Against	Abstain
2. To approve, by non-binding vote, the compensation of our named executive officers as presented in the 2023 Proxy Statement.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. To recommend, by non-binding vote, the frequency with which executive compensation will be subject to a shareholder vote.	☐	☐	☐	☐

	For	Against	Abstain
4. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2023.	☐	☐	☐

NOTE: Voting items may also include such other business as may properly come before the meeting or any postponement, continuation or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All shareholders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Proxy Statement and Annual Report is available at www.proxyvote.com.

D99733-P86457

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
HUBBELL INCORPORATED
For Annual Meeting of Shareholders
May 2, 2023 at 9:00 AM

The undersigned hereby appoints each of Katherine A. Lane and Antonio Goncalves as proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated **Common Stock** at the Annual Meeting of its shareholders and at any postponement, continuation or adjournment thereof upon the matters set forth in the Notice of Meeting and Proxy Statement for the 2023 Annual Meeting of Shareholders and upon all other matters properly coming before said meeting or any postponement, continuation or adjournment thereof. **This proxy will be voted FOR the election of each nominee for director contained in Proposal 1, FOR Proposals 2 and 4, and 1 YEAR for Proposal 3 unless a contrary specification is made, in which case it will be voted in accordance with such specification. The proxies are authorized to vote upon such other business as may properly come before the annual meeting or at any postponement, continuation or adjournment thereof in their discretion.**

Continued and to be signed on reverse side